REGISTRATION NOS. 333-_____, 333-_____-01 AND 333-______02
     =========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                             ----------------------------

                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------------


                           TEXAS UTILITIES ELECTRIC COMPANY
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              TEXAS                                        75-1837355
 (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                                TU ELECTRIC CAPITAL IV
                                TU ELECTRIC CAPITAL V

              (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

             DELAWARE                                   TO BE APPLIED FOR
    (STATE OF INCORPORATION OR                          (I.R.S. EMPLOYER
          ORGANIZATION)                                IDENTIFICATION NO.)
                                  1601 BRYAN STREET
                                 DALLAS, TEXAS  75201
                                    (214) 812-4600
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                     OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)


                              ROBERT A. WOOLDRIDGE, ESQ.
                                  WORSHAM, FORSYTHE
                                 & WOOLDRIDGE, L.L.P.
                                  1601 BRYAN STREET
                                 DALLAS, TEXAS  75201
                                    (214) 979-3000

                                    JAMES H. SCOTT
                           TEXAS UTILITIES ELECTRIC COMPANY
                                      SECRETARY
                                  1601 BRYAN STREET
                                 DALLAS, TEXAS  75201
                                    (214) 812-4600

                              ROBERT J. REGER, JR., ESQ.
                                  REID & PRIEST LLP
                                 40 WEST 57TH STREET
                               NEW YORK, NEW YORK 10019
                                    (212) 603-2000

         (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                  INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

                           --------------------------------

         IT IS RESPECTFULLY REQUESTED THAT THE COMMISSION SEND COPIES OF ALL
                       NOTICES, ORDERS AND COMMUNICATIONS TO:

                                STEPHEN K. WAITE, ESQ.
                         WINTHROP, STIMSON, PUTNAM & ROBERTS
                                ONE BATTERY PARK PLAZA
                            NEW YORK, NEW YORK  10004-1490
                                    (212) 858-1000

                           --------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

        IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

        IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

        IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

        IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                          ----------------------------------

     ========================================================================

                    Registration Nos. 333-_____, 333-_____-01 and 333-_____-02

     =========================================================================
      TITLE                             PROPOSED     PROPOSED
      0F EACH                           MAXIMUM      MAXIMUM
      CLASS OF            AMOUNT        OFFERING     AGGREGATE
      SECURITIES          TO BE         PRICE        OFFERING      AMOUNT OF
      TO BE               REGISTERED    PER UNIT     PRICE         REGISTRAION
      REGISTERED             (1)          (1)        (1)(2)        FEE
      ------------------------------------------------------------------------
      TU Electric
      Capital IV
      and V
      Securities .....   20,000,000      $25.00    $500,000,000   $151,515.15
      ------------------------------------------------------------------------
      Texas
      Utilities
      Electric
      Company
      Guarantee
      with respect
      to TU Electric
      Capital IV and
      V Securities
      (3)(4) .........
      ------------------------------------------------------------------------
      Texas
      Utilities
      Electric
      Company
      Junior
      Subordinated
      Debentures(5) ..
      ========================================================================
               (1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.

               (2)  EXCLUSIVE OF ACCRUED DISTRIBUTIONS, IF ANY.

               (3) NO SEPARATE CONSIDERATION WILL BE RECEIVED FOR THE TEXAS UTILITIES ELECTRIC COMPANY GUARANTEE OR THE EXPENSE AGREEMENT.

               (4) THIS REGISTRATION IS DEEMED TO INCLUDE THE RIGHTS OF THE HOLDERS OF THE SECURITIES UNDER THE GUARANTEE, THE TRUST AGREEMENT, THE JUNIOR SUBORDINATED DEBENTURES, THE INDENTURE AND THE EXPENSE AGREEMENT, TOGETHER CONSTITUTING THE BACKUP UNDERTAKINGS AS DESCRIBED IN THE REGISTRATION STATEMENT.

               (5) THE JUNIOR SUBORDINATED DEBENTURES WILL BE PURCHASED BY TU ELECTRIC CAPITAL IV AND TU ELECTRIC CAPITAL V WITH THE PROCEEDS OF THE SALE OF THE SECURITIES. NO SEPARATE CONSIDERATION WILL BE RECEIVED FOR THE JUNIOR SUBORDINATED DEBENTURES.

                                ----------------------


               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



     ==========================================================================

          Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                     SUBJECT TO COMPLETION, DATED          , 1997

               PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _______, 1997

                             ,000,000 PREFERRED SECURITIES

                                TU ELECTRIC CAPITAL IV

             % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES (QUIPSSM)*
                (LIQUIDATION PREFERENCE $25.00 PER PREFERRED SECURITY)
             FULLY AND UNCONDITIONALLY GUARANTEED AS SET FORTH HEREIN BY

                           TEXAS UTILITIES ELECTRIC COMPANY

             The     %   Cumulative  Quarterly Income  Preferred  Securities
          (Preferred Securities) offered hereby are being issued by and represent undivided preferred beneficial interests in TU Electric Capital IV (TU Electric Capital), a statutory business trust created under the laws of the State of Delaware. Texas Utilities Electric Company (Company), a Texas corporation, is the owner of the undivided common beneficial interests in the assets of TU Electric Capital (Common Securities, together with the Preferred Securities herein referred to as the Trust Securities). The Bank of New York and The Bank of New York (Delaware) are the Property Trustee and the Delaware Trustee, respectively, and certain individuals who are employees of the Company or its affiliates
          are  the Administrative  Trustees  of TU  Electric  Capital.   TU
          Electric Capital exists for the sole purpose of issuing its trust interests (including the Preferred Securities) and investing the
          proceeds  thereof in   % Junior Subordinated Debentures, Series D
          issued by the Company (Series D Debentures) in an aggregate principal amount equal to the aggregate liquidation preference of
          the Trust Securities maturing         or, at the election  of the
          Company, on an earlier date not earlier than        , 2017.   The
          Preferred   Securities  will  have  a  preference  under  certain
          circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common
          Securities.   See DESCRIPTION OF THE  SECURITIES -- "Subordination
          of Common Securities" in the accompanying Prospectus.

                                        (cover continued on following page)

             SEE  RISK   FACTORS,  BEGINNING  ON   PAGE  S-2,  FOR   CERTAIN
          INFORMATION   RELEVANT  TO   AN  INVESTMENT   IN  THE   PREFERRED
          SECURITIES.

                         -----------------------------------

              THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                      ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                           REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

                          ----------------------------------

                                                                PROCEEDS TO
                               INITIAL PUBLIC    UNDERWRITING   TU ELECTRIC
                               OFFERING PRICE   COMMISSION(1)  CAPITAL(2)(3)
                               --------------   -------------  -------------

           Per Preferred
             Security  . . .    $                    (2)        $
           Total . . . . . .    $                    (2)        $


          -------------------

               (1) TU Electric Capital and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See UNDERWRITING.
               (2) In view of the fact that the entire proceeds of the sale of the Preferred Securities will be used to purchase the Series D Debentures, the Underwriting Agreement provides that the Company will pay to the Underwriters, as compensation for their arranging the investment therein of such proceeds, $ per unit of
                    Preferred Securities (or $          in  the aggregate).
                    See UNDERWRITING.
               (3)  Expenses  of the  offering, which  are  payable by  the
                    Company, are estimated to be $       .

               The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of DTC on or about
          1997.

          ------------------------

          *QUIPS is a service mark of Goldman, Sachs & Co.

                                 GOLDMAN, SACHS & C0.
                                    ---------------

             The date of this Prospectus Supplement is           , 1997.

          (cover continued)

             Holders of the Preferred Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year,
          commencing March 31, 1997, at the per annum  rate of     % of the
          liquidation  preference  thereof.    Interest  on  the  Series  D
          Debentures is the sole source of income for TU Electric Capital from which payment of distributions on the Preferred Securities
          can be  made.   The Company  has the right  to defer  payments of
          interest on the Series D Debentures by extending the interest payment period thereon at any time for up to 20 consecutive
          quarters  (each  such  extended   payment  period,  an  Extension
          Period), provided that the aggregate interest payment period, as so extended, may not exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity of the Series D
          Debentures.    Upon the  termination of any  Extension Period and
          the payment of all amounts then due, including interest on deferred interest payments, the Company may elect a new Extension Period, subject to the above requirements.

             If interest payments are so deferred, distributions on the Preferred Securities will also be deferred to such extent. During an Extension Period, distributions will continue to accrue, and Holders of Preferred Securities will be required to accrue income for United States federal income tax purposes. Cash distributions in arrears will bear interest thereon at the
          per annum  rate of     % (to the  extent permitted  by applicable
          law),  compounded  quarterly.    See DESCRIPTION  OF  THE  JUNIOR
          SUBORDINATED DEBENTURES -- "Option to Extend Interest Payment Period" in the Prospectus and CERTAIN TERMS OF THE PREFERRED SECURITIES -- "Distributions" and CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES -- "Original Issue Discount" herein. During an Extension Period, the Company may not declare or pay dividends on (other than dividends paid in shares of Common Stock of the Company) or redeem or acquire, any of its capital stock, redeem any indebtedness that is pari passu with the Series D Debentures or make any guarantee payment with respect to the
          foregoing.    Any Extension  Period  with respect  to  payment of
          interest on the Series D Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms substantially the
          same  as the  Preferred  Securities.   Based  upon the  Company's
          current financial condition and, in light of the restriction on payment of dividends on the Company's securities during an Extension Period, the Company believes that an extension of a distribution payment period on the Preferred Securities is currently unlikely and has no current intention to cause such an extension. See CERTAIN TERMS OF THE PREFERRED SECURITIES -- "Distributions."

             The payment of distributions out of moneys held by TU Electric Capital and payments on liquidation of TU Electric Capital or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company to the extent TU Electric Capital has sufficient funds available to make such payments pursuant to a
          Guarantee.   See DESCRIPTION OF THE GUARANTEES in the Prospectus.
          If the Company fails to make interest payments on the Series D Debentures held by TU Electric Capital, TU Electric Capital will have insufficient funds to pay distributions on the Preferred
          Securities.     The   Guarantee   does  not   cover  payment   of
          distributions when TU Electric Capital does not have sufficient funds to pay such distributions. In such event, a Holder of Preferred Securities could institute a legal proceeding directly against the Company to enforce payment to such Holder of the principal of or interest on Series D Debentures having a principal amount equal to the aggregate liquidation amount of the
          Preferred  Securities  held  by   such  Holder.    The  Company's
          obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be made pari passu expressly by their terms. The Company has agreed in an Agreement as to Expenses and Liabilities to provide funds to pay obligations of TU Electric Capital to parties other than Holders of Trust Securities of TU
          Electric Capital.   The  Series D Debentures  and the  Guarantee,
          together with the obligations of the Company with respect to the Preferred Securities under the Indenture, the Trust Agreement and the Expense Agreement, constitute a full and unconditional guarantee of the Preferred Securities by the Company.

             The Company has organized trusts similar to TU Electric Capital for the purpose of issuing securities similar to the Preferred Securities and may organize other trusts in the future. Debt Securities of the Company that are pari passu with the Series D Debentures were issued and may be issued in the future
          in  connection  with  the  issuance  of  such  securities.    Any
          extension period with respect to any such junior subordinated debentures of the Company will apply to the Series D Debentures, any other Debt Securities, any similar securities, the Preferred Securities and any securities substantially the same as the Preferred Securities.

             The Preferred Securities are subject to mandatory redemption upon repayment of the Series D Debentures at maturity or upon
          their  earlier  redemption.   See  DESCRIPTION  OF THE  PREFERRED
          SECURITIES -- "Redemption  Procedures"  in the  Prospectus.   The
          Company will have the option at any time on or after          ,
           , upon not less than 45 days' notice, to redeem the Series D Debentures, in whole or in part. The Company also will have the right at any time to cause the termination of TU Electric Capital and, in connection therewith, after satisfaction of creditors of TU Electric Capital, if any, to distribute Series D Debentures to the Holders of Preferred Securities or, upon the occurrence of a Tax Event (as defined herein), to redeem, in whole but not in part, the Series D Debentures. Any redemption of the Preferred Securities and the Common Securities by TU Electric Capital will be, upon not less than 30 days' nor more than 60 days' notice to the Holders thereof, in amounts having an aggregate liquidation
          preference  equal   to  the  aggregate  principal   of  Series  D

          Debentures to be redeemed at a redemption price of 100% of such liquidation amount (Redemption Price), plus accrued and unpaid distributions, including interest thereon, if any, to the redemption date. Each class of the Trust Securities will be redeemed in proportion to the percentage they represent of all the Trust Securities. The Preferred Securities will represent 97% of the Trust Securities and the Common Securities will represent 3% of the Trust Securities. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Optional Redemption" in the Prospectus.

             The Series D Debentures are subordinated and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company. As of September 30, 1996, the Company had approximately $7.0 billion of principal amount of indebtedness for borrowed
          money   and  capital   lease   obligations  constituting   Senior
          Indebtedness (as defined herein).   See DESCRIPTION OF THE JUNIOR
          SUBORDINATED DEBENTURES -- "Subordination" and DESCRIPTION OF THE PREFERRED SECURITIES in the Prospectus.

             In the event of the liquidation of TU Electric Capital, the Holders of the Trust Securities will be entitled to receive Series D Debentures in an aggregate principal amount of $25.00 for each Preferred Security or, in certain circumstances, a liquidation preference of $25.00 for each Preferred Security, plus accrued and unpaid distributions thereon to the date of payment, subject to certain limitations. See DESCRIPTION OF THE
          PREFERRED   SECURITIES -- "Liquidation   Distribution    upon
          Termination" in the Prospectus.

             Application will be made to list the Preferred Securities on the New York Stock Exchange.

          IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE
          WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

             THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION CONTAINED IN THE PROSPECTUS; AND TO THE EXTENT IT IS INCONSISTENT THEREWITH, IT REPLACES SUCH
          INFORMATION.    EACH  OF  THE  CAPITALIZED  TERMS  USED  IN  THIS
          PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED HEREIN HAS THE MEANING GIVEN SUCH TERM IN THE PROSPECTUS.

                                     RISK FACTORS

             Prospective   purchasers   of   Preferred   Securities   should
          carefully consider the following risk factors with respect to the Preferred Securities:

          DEPENDENCE OF TU ELECTRIC CAPITAL ON THE COMPANY FOR FUNDS; SUBORDINATION OF GUARANTEE AND SERIES D DEBENTURES

             The ability of TU Electric Capital to pay amounts due on the Preferred Securities is solely dependent upon the Company making payments on the Series D Debentures as and when required.

             The Company's obligations under the Guarantee are subordinated and junior in right of payment to all other liabilities of the Company, except any liabilities that may be made pari passu expressly by their terms. The obligations of the Company under the Series D Debentures are subordinated and junior in right of payment to Senior Indebtedness of the Company. As of September
          30,   1996,  Senior   Indebtedness  of  the   Company  aggregated
          approximately $7.0 billion. There are no terms of the Preferred Securities, the Series D Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that would rank senior to the Series D Debentures and the Guarantee. See DESCRIPTION OF THE GUARANTEE -- "Status of
          the  Guarantee"  and  DESCRIPTION   OF  THE  JUNIOR  SUBORDINATED
          DEBENTURES -- "Subordination" in the Prospectus.

          PAYMENT DELAY UPON EXERCISE OF OPTION TO  EXTEND INTEREST PAYMENT
          PERIOD

             The Company has the right under the Indenture to extend the interest payment period from time to time on the Series D Debentures, for a period not exceeding 20 consecutive quarters. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select an additional Extension Period, subject to the requirements described herein. During any such Extension Period, quarterly distributions on the Preferred Securities would be deferred (but would continue to accrue with interest thereon compounded quarterly) by TU Electric Capital. In the event that the Company exercises this right, during the Extension Period the Company may not declare or pay dividends or distributions (other than dividends or distributions in Common Stock of the Company) on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of its capital stock, redeem any indebtedness that is pari passu with the Series D Debentures or make any guarantee payment with respect to the
          foregoing.   Prior  to  the  termination  of any  such  Extension
          Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and that such extended interest payment period may not extend beyond the maturity date of the Series D Debentures. Any extension period with respect to payment of interest on the Series D Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms substantially the
          same  as  the  Preferred  Securities.    If  the  Company  should
          determine to exercise its extension right in the future, the market price of the Preferred Securities is likely to be affected. Based upon the Company's current financial condition and, in light of the restriction on payment of dividends during an Extension Period, TU Electric Capital and the Company believe that such an extension of an interest payment period on the Series D Debentures is unlikely to occur. See CERTAIN TERMS OF THE PREFERRED SECURITIES -- "Distributions" herein and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Option to Extend Interest Payment Period in the Prospectus."

          ADVERSE TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIOD;
          OID

             Should the Company exercise its right to extend the interest payment period for the Series D Debentures, each holder of
          Preferred  Securities  would  be  required to  accrue  income  as
          original  issue  discount  (OID)   in  respect  of  the  deferred
          interest. As a result, a Holder of Preferred Securities would be required to continue to include in gross income an amount of OID in respect of the distributions accruing on the Preferred

          Securities for United States federal income tax purposes in advance of the receipt of cash, regardless of such Holder's regular method of accounting. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES -- "Original Issue Discount." A Holder that disposed of its Preferred Securities prior to the record date for the payment of interest at the end of an Extension Period would not receive cash from TU Electric Capital related to such interest because the accrued distributions related to such interest will be paid to the Holder of record on such record date, regardless of who the Holder of record may have been on other dates during the Extension Period. In addition, as a result of the Company's right to extend the interest payment period, the market price of the Preferred Securities may be more volatile than debt instruments with OID which do not afford the issuer such a right. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES -- "Original Issue Discount."

          RIGHTS UNDER THE GUARANTEE; LIMITATION AS TO FUNDS AVAILABLE TO TU ELECTRIC CAPITAL

             The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (Trust Indenture Act). The Bank of New York will act as indenture trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act (Guarantee Trustee). The Bank of New York will also act as trustee for the Series D Debentures and will hold the Guarantee for the benefit of the Holders of the Preferred Securities.

               The Guarantee guarantees to the Holders of the Preferred Securities the payment (but not the collection) of (i) any accrued and unpaid distributions required to be paid on the Preferred Securities, to the extent TU Electric Capital has funds available therefor, (ii) the Redemption Price, plus all accrued and unpaid distributions, with respect to Preferred Securities called for redemption by the Issuer, to the extent TU Electric Capital has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of TU Electric Capital (other than in connection with the distribution of Series D Debentures to the Holders in exchange for Preferred
          Securities  as  provided  in  the  Trust  Agreement  or  upon   a
          redemption of all of the Preferred Securities upon maturity or redemption of the Series D Debentures as provided in the Trust Agreement), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid distributions on the Preferred Securities to the date of payment and (b) the amount of
          assets   of  TU   Electric   Capital  remaining   available   for
          distribution   to  Holders   of  the   Preferred  Securities   in
          liquidation of TU Electric Capital. The Holders of a majority in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Company were to default on its obligations under the Series D Debentures, TU Electric
          Capital   would  lack   available  funds   for  the   payment  of
          distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event Holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. In such event, a Holder of Preferred Securities could institute a legal proceeding directly against the Company to enforce payment to such Holder of the principal of or interest on Series D Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such Holder. See DESCRIPTION OF THE GUARANTEE -- "Status of the Guarantee" and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Subordination" in the Prospectus. The Trust Agreement pursuant to which TU Electric Capital has been formed provides that each Holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

             The Preferred Securities are subject to mandatory redemption upon repayment of the Series D Debentures at maturity or upon
          their  earlier  redemption.   See  DESCRIPTION  OF THE  PREFERRED
          SECURITIES -- "Redemption Procedures." The Company  will have the
          option at any time on or after        ,  upon  not  less  than  45
          days' notice, to redeem the Series D Debentures, in whole or in part.

          ADVERSE EFFECT OF POSSIBLE LAW CHANGES

             On  March 19,  1996, the  Revenue Reconciliation  Bill  of 1996
          (Bill),   the  revenue  portion  of  President  Clinton's  budget
          proposal, was  released.   The  Bill would,  among other  things,
          generally treat as equity an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on
          the  issuer's consolidated  balance sheet.   The  above described
          provision was proposed to be effective generally for instruments issued on or after December 7, 1995. If such provision were to apply to the Series D Debentures, the Company would be unable to
          deduct  interest on the Series  D Debentures.   However, on March
          29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of the appropriate Congressional action. The 104th Congress
          adjourned without any such  action having been taken.   There can
          be no assurance, however, that future legislative proposals or final legislation will not affect the ability of the Company to
          deduct  interest  on  the  Junior Subordinated  Debentures.    If
          legislation were enacted that limited, in whole or in part, the deductibility by the Company of interest on the Series D Debentures for United Stated federal income tax purposes, such enactment could give rise to a Tax Event. A Tax Event would permit the Company to cause a redemption of the Preferred Securities, as described more fully under CERTAIN TERMS OF THE PREFERRED SECURITIES -- "Distribution or Tax Event Redemption" herein.

          TAX EVENT REDEMPTION; POTENTIAL ADVERSE EFFECT ON MARKET PRICE

             Upon the occurrence of a Tax Event, the Company shall have the right to redeem the Series D Debentures, in whole (but not in part), and thereby cause a mandatory redemption of the Preferred Securities and the Common Securities at the Redemption Price within 90 days following the occurrence of such Tax Event.

          DISTRIBUTION OF THE SERIES D DEBENTURES

             At  any  time,  the  Company  has  the  right  to  terminate TU
          Electric Capital and, after satisfaction of liabilities to creditors, if any, of TU Electric Capital as provided by applicable law, cause Series D Debentures to be distributed to the holders of the Preferred Securities in liquidation of TU Electric Capital.

             There  can  be  no  assurance  as  to  the  market  prices  for
          Preferred  Securities   or  Series  D  Debentures   that  may  be
          distributed in exchange for Preferred Securities if a liquidation of TU Electric Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series D Debentures that a holder of Preferred Securities may receive on liquidation of TU Electric Capital, may trade at a discount to the price that the investor paid to purchase the Preferred
          Securities  offered   hereby.    Because   holders  of  Preferred
          Securities may receive Series D Debentures if the Company exercises its right to terminate TU Electric Capital, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Series D Debentures and should carefully review all the information regarding the Series D Debentures contained herein. See CERTAIN TERMS OF THE PREFERRED SECURITIES -- "Distribution or Tax Event Redemption" and CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

          EARLIER STATED MATURITY OF SERIES D DEBENTURES

             The Company will also have the right to shorten the maturity of the Series D Debentures whether or not TU Electric Capital is terminated and the Series D Debentures are distributed to Holders
          of the Preferred Securities to a date no earlier than           ,
          2017.

          NO ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES

             The Preferred Securities constitute a new issue of securities with no established trading market. While the Company will apply to list the Preferred Securities on the NYSE, a minimum of 400
          beneficial   holders  and  1,000,000  outstanding  securities  is
          required for listing a new series of securities on the NYSE. Accordingly, no assurance can be given as to the liquidity of, or the development and maintenance of trading markets for, the Preferred Securities. See UNDERWRITING.

          UNDERWRITER MARKET ACTIVITY; NO ASSURANCE AS TO ACTIVE MARKET

             The  Underwriters  currently  plan  to  make  a  market  in the
          Preferred Securities.   However, there can  be no assurance  that
          the Underwriters will engage in such activities or that any active market in the Preferred Securities will develop or be maintained.

          TRADING PRICE; POTENTIAL ADVERSE INCOME TAX EFFECT

             The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series D Debentures.

          To the extent the selling price is less than the Holder's adjusted tax basis (which will include, in the form of OID, all accrued and unpaid interest), a Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES -- "Original Issue Discount" and "Sale, Exchange and Retirement of the Preferred Securities."

          PREFERRED SECURITIES HAVE NO VOTING RIGHTS

             Subject  to the Company's right to extend  payment as described
          under   CERTAIN    TERMS   OF   THE   PREFERRED    SECURITIES --
          "Distributions,"    Holders  will   have  the  right  to  receive
          distributions as and when due but will have only limited voting rights, exercisable only in the event of a proposed change in the
          terms  of  the Preferred  Securities.    See DESCRIPTION  OF  THE
          PREFERRED SECURITIES --  "Voting Rights in the Prospectus."

                                 TU ELECTRIC CAPITAL

               TU Electric  Capital is  a statutory business  trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as depositor for TU Electric Capital, and the Property Trustee, the Delaware Trustee and one or more of the Administrative Trustees of such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on
              , 1997.  Such trust agreement will be amended and restated in its entirety (as so amended and restated, the Trust Agreement) substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. TU Electric Capital exists for the exclusive purposes of (i) issuing Trust Securities representing undivided beneficial interests in the assets of TU Electric Capital, (ii) holding the Series D Debentures as trust assets and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a default under the Trust Agreement, the rights of the Holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the Holders of the Preferred Securities. The Company will acquire Common Securities having an aggregate liquidation preference equal to 3% of the total capital of TU Electric Capital. TU Electric Capital has a term of approximately 40 years, but may terminate earlier as provided in the Trust Agreement. TU Electric Capital's business and affairs will be conducted by the Administrative Trustees (as defined herein). The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of TU Electric Capital is c/o Texas Utilities Electric Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.

                            SUMMARY FINANCIAL INFORMATION
                         OF TEXAS UTILITIES ELECTRIC COMPANY

                (THOUSANDS OF DOLLARS, EXCEPT RATIOS AND PERCENTAGES)

             The following material, which is presented herein solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the other information appearing in this Prospectus, including the
          Incorporated  Documents.   In  the  opinion of  the  Company, all
          adjustments   (constituting   only  normal   recurring  accruals)
          necessary for a fair statement of the results of operations for the twelve months ended September 30, 1996, have been made.


                                              TWELVE MONTHS ENDED
                                        ------------------------------
                                                 DECEMBER 31,
                                        ------------------------------
                                        1991         1992         1993
                                        ----         ----         ----

           Income statement data:

           Operating Revenues. . .   $4,891,522   $4,906,695    $5,409,156

           Net Income
           (Loss)(a) . . . . . . .     (289,173)     821,123       476,526

           Ratio of Earnings
           to Fixed Charges
           (a)(b)  . . . . . . . .         0.34         2.48          2.00

           Ratio of Earnings
           to Fixed Charges
           and Preferred
           Dividends (a)(b)  . . .         0.27         2.08          1.62



                                    TWELVE MONTHS ENDED
                                    -------------------
                                        DECEMBER 31,        SEPTEMBER 30,
                                    -------------------        1996
                                     1994         1995      (UNAUDITED)
                                     ----         ----       ---------

           Income statement data:

           Operating
           Revenues  . . . . . .  $5,613,175   $5,560,462     $5,918,587

           Net Income
           (Loss)(a) . . . . . .     658,192      454,432        868,574

           Ratio of Earnings
           to Fixed Charges
           (a)(b)  . . . . . . .        2.45         2.02           3.07

           Ratio of Earnings
           to Fixed Charges
           and Preferred
           Dividends (a)(b)  . .        2.03         1.77           2.76



                                                          ADJUSTED(C)
                                                      -------------------
                                        OUTSTANDING
                                            AT
                                         SEPTEMBER
                                         30, 1996       AMOUNT     PERCENT
                                       ------------     ------     -------

           Capitalization (Unaudited):
            Long-term Debt . . . . .   $ 6,355,266   $ 6,355,266          %

            Preferred Stock

            Not subject to mandatory
            redemption . . . . . . .       464,427       464,427

            Subject to mandatory           250,844       250,844
            redemption . . . . . . .   -----------   -----------    -----

              Total Preferred Stock        715,271       715,271

           Company Obligated
            Mandatorily
            Redeemable Preferred
            Securities
            of Trusts (d)  . . . . .       381,259

           Common Stock Equity . . .     6,152,234     6,152,234
                                       -----------   -----------    -----

             Total Capitalization  .   $13,604,030   $              100.0 %
                                       ===========   ==========     =====
          ---------------------

          (a) The net loss for the twelve-month period ended December 31, 1991 was due primarily to the recognition of a charge against earnings, representing a provision for regulatory disallowances and for fuel gas costs disallowed in the Company's Docket 9300 rate case. Additionally, the twelve-month periods ended December 31, 1991 and December 31, 1992 were affected by the discontinuation of the accrual of allowance for funds used during construction (AFUDC) and the commencement of depreciation on approximately $1.3 billion of investment in Unit 1 of the Comanche Peak nuclear generating station (Comanche Peak) and facilities which are common to Comanche Peak Units 1 and 2 incurred after the end of the June 30, 1989 test year and, therefore, not included in the Company's Docket 9300 rate case. Effective January 1992, the Company began recording base rate revenue for energy sold but not billed to achieve a better matching of revenues and expenses. The effect of this change in accounting increased net income for the twelve months ended December 31, 1992, by approximately $102 million, of which approximately $80 million represents the cumulative effect of the change in accounting at January 1, 1992. The twelve-month period ended December 31, 1993 was affected by the recording of regulatory disallowances in Docket 11735. The twelve-month period ended December 31, 1995 was affected by the impairment of several nonperforming assets, including the Company's partially completed Twin Oak and Forest Grove lignite-fueled facilities, as well as several minor assets. Such impairment, on an after-tax basis, amounted to $316 million. (See the 1995 10-K.)
          (b) The Company's earnings were inadequate to cover its fixed charges and its fixed charges and preferred dividends for the twelve month period ended December 31, 1991. The deficiencies in such coverage were $499,062,000 and $706,809,000, respectively. The computations of the ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends do not include interest payments made by affiliated companies on senior notes, which are recovered currently through the fuel component of rates.
          (c) To give effect to the issuance of the Preferred Securities by TU Electric Capital, the sole assets of which are Series D Debentures which bear interest at an annual rate of %
               and mature on        or, at the  election of the Company, on
               an earlier  date, not  earlier than                 ,  2017.
               Adjusted amounts do not reflect any possible future sales from time to time by the Company of up to an additional $98,850,000 of Medium-Term Notes, $350,000,000 principal amount of First Mortgage Bonds and $25,000,000 of the Company's cumulative preferred stock (Preferred Stock), for which registration statements are effective pursuant to Rule 415 under the Securities Act of 1933 (1933 Act).
          (d) The sole assets of such trusts consist of junior subordinated debentures of the Company in principal amounts, and having other payment terms, corresponding to the securities issued by such trusts.

                                   USE OF PROCEEDS

             The proceeds to be received by TU Electric Capital from the sale of the Preferred Securities will be used to purchase Series D Debentures of the Company. The proceeds of such purchase will be used by the Company for general corporate purposes, which may include the acquisition of outstanding securities of the Company.


                      CERTAIN TERMS OF THE PREFERRED SECURITIES

             GENERAL

             The following summary of certain terms of the Preferred Securities supplements and should be read together with the description of the terms and provisions of the Securities set forth under DESCRIPTION OF THE SECURITIES in the Prospectus, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement, including the definitions therein of certain terms, and by reference to the Trust Indenture Act. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference. The Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. The Preferred Securities and the Common Securities will be created pursuant to the terms of the
          Trust  Agreement.     The  Preferred  Securities  will  represent
          undivided beneficial interests in the assets of TU Electric Capital and entitle the Holders thereof to a preference over the Common Securities in certain circumstances with respect to distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the Trust Agreement.

             DISTRIBUTIONS

             The distributions payable  on the Preferred Securities will  be
          fixed at  a rate per  annum of       % of the  stated liquidation
          preference  thereof.   The  term "distributions"  as used  herein
          includes   interest  payable  on  overdue  distributions,  unless
          otherwise stated.   The amount  of distributions payable  for any
          period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on
          the   basis    of   the   actual   number    of   days   elapsed.
          (Section 4.01(b)).

             Distributions on the Preferred Securities will be cumulative, will accrue from the date of initial issuance thereof, and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1997,
          except  as otherwise  described below.   Such  distributions will
          originally accrue from, and include, the date of initial issuance and will accrue to, and include, the first distribution payment date, and thereafter will accrue from, and exclude, the last distribution payment date through which distributions have been
          paid.   In  the event  that any  date on which  distributions are
          otherwise payable on the Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar
          year,  payment   of  such  distribution  shall  be  made  on  the
          immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions  are  otherwise  payable  in  accordance  with  the
          foregoing, a distribution  payment date).  (Section 4.01(a)).   A
          Business Day is used herein to mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.

             Distributions on the Preferred Securities will be payable to the Holders thereof as they appear on the register of TU Electric Capital on the relevant record dates, which is 15 days prior to the relevant distribution payment date or if such date is not a
          Business  Day,  the  next  succeeding  Business  Day.    (Section
          4.01(d)).

             The Company has the right under the Indenture pursuant to which it will issue the Series D Debentures to extend the interest payment period from time to time on the Series D Debentures to a period not exceeding 20 consecutive quarters,
          with  the   consequence  that  quarterly   distributions  on  the
          Preferred Securities would be deferred (but would continue to accrue with interest payable on unpaid distributions at the rate per annum set forth above, compounded quarterly) by TU Electric
          Capital during any such Extension Period.   In the event that the
          Company exercises this right, during such period the Company may not declare or pay any dividend or distribution on (other than dividends paid in shares of Common Stock of the Company), or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing or redeem any indebtedness that is pari passu with the Series D Debentures. Any Extension Period with respect to payment of interest on the Series D Debentures, or any extended interest payment period in respect of other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the Preferred Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Series D Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new extended interest payment period, subject to the foregoing requirements. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Interest" and "Option to Extend Interest Payment Period" in the Prospectus.

             REDEMPTION OF PREFERRED SECURITIES

             The Series D Debentures will mature  on            , 20   , or,
          at the  election of the Company,  on an earlier date  not earlier
          than      , 2017;  and the  Company has the  right to  redeem the
          Series D Debentures in whole or in part on or after or earlier in certain circumstances upon the occurrence of a Tax Event, subject to the conditions described under DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Optional Redemption."

             Upon the repayment of the Series D Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount of Trust Securities, upon not less than 30 nor more than 60 days' notice, at the Redemption Price plus accrued and unpaid distributions. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Optional Redemption" in the Prospectus.

             DISTRIBUTION OR TAX EVENT REDEMPTION

             If at any time, a Tax Event shall occur and be continuing, the Company shall have the right to redeem the Series D Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the
          occurrence of  such Tax Event.   Whether or  not a Tax  Event has
          occurred, the Company has the right, at any time, to terminate TU Electric Capital and, after satisfaction of liabilities to creditors of TU Electric Capital, if any, as provided by applicable law, cause the Series D Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of TU Electric Capital. If the Company does not elect either of the options described above, the Preferred Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Interest (as described under DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES in the Prospectus) will be payable on the Series D Debentures.

             "Tax Event" means the receipt by TU Electric Capital of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any
          official   administrative   pronouncement,   ruling,   regulatory
          procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an Administrative Action), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) TU Electric Capital is, or will be, subject to United States federal income tax with respect to interest received on the Series D Debentures, (ii) interest payable by the Company on the Series D Debentures is not, or will not be, fully deductible for United States federal income tax purposes, or (iii) TU
          Electric Capital is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

             On the date fixed for any distribution of Series D Debentures, upon termination of TU Electric Capital (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Preferred Securities will be deemed to represent Series D Debentures having an aggregate principal amount equal to the stated liquidation preference of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

             There can be no assurance as to the market price for the Series D Debentures which may be distributed in exchange for Preferred Securities if a termination and liquidation of TU
          Electric Capital  were  to  occur.   Accordingly,  the  Series  D
          Debentures  which  the  investor   may  subsequently  receive  on
          termination and liquidation of TU Electric Capital, may trade at a discount to the price of the Preferred Securities exchanged. If the Series D Debentures are distributed to the Holders of Preferred Securities upon the dissolution of the Company, the Company will use its best efforts to list the Series D Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

             BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

             The  Depository Trust  Company  (DTC) will  act  as  securities
          depositary  for   the  Preferred   Securities.     The  Preferred
          Securities  will be  issued  only as  fully-registered securities
          registered in  the name of  Cede & Co.  (DTC's nominee).   One or
          more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

             DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered
          pursuant to the provisions of  Section 17A of the 1934 Act.   DTC
          holds securities that its participants (Participants) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need
          for  physical  movement  of  securities   certificates.    Direct
          Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (Direct Participants). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc.,
          and the National Association of Securities Dealers, Inc.   Access
          to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial
          relationship  with  a  Direct  Participant  either  directly   or
          indirectly (Indirect Participants).   The rules applicable to DTC
          and its Direct Participants and Indirect Participants (together, Participants) are on file with the Commission.

             Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a
          credit for  the  Preferred  Securities on  DTC's  records.    The
          ownership  interest   of  each  actual  purchaser   of  Preferred
          Securities  (Beneficial Owner) is in  turn to be  recorded on the
          Participants'  records.    Beneficial  Owners  will  not  receive
          written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of
          their  holdings,   from  the  Participants   through  which   the
          Beneficial Owners  purchased Preferred Securities.   Transfers of
          ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting
          on behalf  of  Beneficial Owners.    Beneficial Owners  will  not
          receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

             To   facilitate  subsequent   transfers,  all   the   Preferred
          Securities  deposited  by   Direct  Participants  with  DTC   are
          registered in the name of DTC's nominee, Cede & Co.   The deposit
          of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are
          credited, which  may or may  not be the  Beneficial Owners.   The
          Participants will remain responsible for keeping account of their holdings on behalf of their customers.

             Conveyance  of  notices and  other  communications  by  DTC  to
          Direct  Participants,   by   Direct  Participants   to   Indirect
          Participants and by Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

             Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

             Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred
          Securities.    Under  its usual  procedures,  DTC  would mail  an
          Omnibus Proxy to TU Electric Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts
          the  Preferred  Securities  are   credited  on  the  record  date
          (identified in a  listing attached  to the Omnibus  Proxy).   The
          Company and TU Electric Capital believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in TU Electric Capital.

             Distribution payments on the Preferred Securities will be  made
          to  DTC.    DTC's  practice  is  to credit  Direct  Participants'
          accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment
          date.    Payments by  Participants to  Beneficial Owners  will be
          governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, TU Electric Capital or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect
          from  time to  time.   Payment  of  distributions to  DTC  is the
          responsibility of TU Electric Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants.

             Except as provided herein, a Beneficial Owner will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

             DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time
          by giving reasonable notice  to TU Electric Capital.   Under such
          circumstances,  in   the  event   that  a   successor  securities
          depositary is not obtained, Preferred Securities certificates are
          required  to  be  printed   and  delivered.    Additionally,  the
          Administrative Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the
          Preferred  Securities.    In  that event,  certificates  for  the
          Preferred Securities will be printed and delivered.

             The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and TU Electric Capital believe to be reliable, but neither the Company nor TU Electric Capital takes responsibility for the accuracy thereof.

             LISTING SECURITIES ON THE NYSE

             Application will be made to list the Preferred Securities on the NYSE.

                       CERTAIN TERMS OF THE SERIES D DEBENTURES

             GENERAL

             The following summary of certain terms of the Series D Debentures supplements and should be read together with the
          description   of  the   terms  and   provisions  of   the  Junior
          Subordinated Debentures set forth under DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES in the Prospectus, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms, and by reference to the
          Trust  Indenture Act.   Wherever  particular sections  or defined
          terms  of the Indenture are referred to, such sections or defined
          terms  are incorporated herein  by reference.   The Indenture has
          been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part.

             Concurrently with the issuance of the Preferred Securities, TU Electric Capital will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in the Series D Debentures issued by the Company.

             The  Series D Debentures shall bear interest at the rate of   %
          per  annum.   Such interest  is payable  quarterly in  arrears on
          March 31, June 30, September 30 and December 31 of each year (each, an Interest Payment Date), commencing March 31, 1997, to the person in whose name each Series D Debenture is registered, by the close of business on the Business Day 15 days preceding such Interest Payment Date. The amounts payable as principal and interest on the Series D Debentures are designed to be sufficient to provide distributions payable on the Trust Securities.

             The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed (Section 310). In the event that any date on which interest is payable on the Series D Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

             The entire outstanding principal amount of the Series D Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest, (as defined under DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
          in  the Prospectus) if any,  on           , 20 provided that such
          maturity date may be changed to an earlier date, not earlier than
              , 2017,  at any time at the election  of the Company.  In the event the Company elects an earlier maturity date for the Series D Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice to the holders of the Series D Debentures no less than 30 and no more than 60 days prior to the effectiveness thereof.

             If Series D Debentures are distributed to Holders of Preferred Securities in a termination of TU Electric Capital, such Series D Debentures will be issued in fully registered certificated form in denominations of $25.00 and integral multiples thereof and may be transferred or exchanged at the offices described below.

             So long as it is not in default in the payment of interest on the Junior Subordinated Debentures of any series, the Company shall have the right under the Indenture to extend the interest payment period from time to time on the Series D Debentures to a period not exceeding 20 consecutive quarters during which period
          interest  will be  compounded  quarterly.    At  the  end  of  an
          Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series D Debentures compounded quarterly, to the extent permitted by applicable law). However, during any such Extension Period, or at any time the Series D Debentures are outstanding if the Company is in default under the Guarantee or with respect to payments due on any Junior Subordinated Debentures, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in Common Stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Series D Debentures, or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters at any one time or extend beyond the maturity date of the Series D Debentures. Any extension period with respect to payment of interest on the Series D Debentures, other Junior Subordinated Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms
          substantially the  same as  the Preferred Securities.   Upon  the
          termination of any such Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give TU Electric Capital and the Debenture Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization of the record date and will cause the Trust to send notice of such election to the Holders of Preferred Securities.

             REDEMPTION

             On  or after                 , the Company will have the right,
          at any time and from time to time, to redeem the Series D Debentures, in whole or in part, at a redemption price equal to 100% of the principal amount of the Series D Debentures being
          redeemed,  together   with  any  accrued  but   unpaid  interest,
          including Additional Interest, if any, to the redemption date.

              If a Tax Event shall occur and be continuing, the Company shall have the right to redeem the Series D Debentures in whole or in part, at a redemption price plus accrued and unpaid distributions equal to 100% of the principal amount of Series D Debentures then outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date.


                CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

             The following summary describes certain United States federal income tax consequences of the ownership of Preferred Securities as of the date hereof and represents the opinion of Reid & Priest LLP, counsel to the Company, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with Preferred Securities held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Preferred Securities as a part of a hedging or conversion transaction or a straddle, United States Holders (as defined herein) whose "functional currency" is not the U.S.
          dollar,  or  persons  who are  not  United  States  Holders.   In
          addition, this discussion does not address the tax consequences to persons who purchase Preferred Securities other than pursuant
          to  their initial  issuance and  distribution.   Furthermore, the
          discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (Code), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

             PROSPECTIVE   PURCHASERS  OF  PREFERRED  SECURITIES,  INCLUDING
          PERSONS  WHO  ARE  NOT  UNITED STATES  HOLDERS  AND  PERSONS  WHO
          PURCHASE PREFERRED SECURITIES IN THE SECONDARY MARKET, ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

             UNITED STATES HOLDERS

             As used herein, a "United States Holder" means a Holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

             CLASSIFICATION OF TU ELECTRIC CAPITAL

             Reid & Priest LLP, tax counsel to the Company and TU Electric Capital, is of the opinion that, under current law and assuming
          full  compliance   with  the  terms  of  the  Indenture  and  the
          instruments establishing TU Electric Capital (and certain other documents), TU Electric Capital will be classified as a "grantor trust" for federal income tax purposes and will not be classified as an association taxable as a corporation. Each Holder will be treated as owning an undivided beneficial interest in the Series D Debentures. Investors should be aware that the opinion of Reid & Priest LLP does not address any other issue and is not binding on the Internal Revenue Service or the courts.

             CLASSIFICATION OF THE SERIES D DEBENTURES

             Based on the advice of Reid & Priest LLP, the Company believes and intends to take the position that the Series D Debentures will constitute indebtedness for United States federal income tax
          purposes.   No assurance can be given that such position will not
          be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. By purchasing and accepting Preferred Securities, each Holder covenants to treat the Series D Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership in the Series D Debentures. The remainder of this discussion assumes that the Series D Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

             POSSIBLE TAX LAW CHANGES

             On March  19, 1996,  the Revenue  Reconciliation  Bill of  1996
          (Bill),  the   revenue  portion  of  President  Clinton's  budget
          proposal,  was  released.   The Bill  would, among  other things,
          generally treat as equity an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on
          the  issuer's consolidated  balance sheet.   The  above described
          provision was proposed to  be effective generally for instruments
          issued  on or after December 7, 1995.   If such provision were to
          apply to the Series D Debentures, the Company  would be unable to
          deduct  interest on the Series  D Debentures.   However, on March
          29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of the appropriate Congressional action. The 104th Congress
          adjourned without any such  action having been taken.   There can
          be no assurance, however, that future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Series D Debentures. If legislation were enacted that limited, in whole or in part, the deductibility by the Company of interest on the Series D Debentures for United Stated federal income tax purposes, such enactment could give
          rise  to a Tax Event.   A Tax  Event would permit  the Company to
          cause a redemption of the Preferred Securities, as described more
          fully  under   DESCRIPTION   OF  THE   PREFERRED   SECURITIES --
          "Distribution or Tax Event Redemption" herein.

             PAYMENTS OF INTEREST

             Except as set forth below, stated interest on a Series D Debenture will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

             ORIGINAL ISSUE DISCOUNT

             Under  the  income   tax  regulations   that  recently   became
          effective, the Company believes that the Series D Debentures will not be treated as issued with OID. It should be noted that these regulations have not yet been addressed in any rulings or other interpretations by the IRS. Accordingly, it is possible that the
          IRS  could  take  a   position  contrary  to  the  interpretation
          described herein.

             Under the Indenture, the Company has the right to defer the payment of interest on the Series D Debentures at any time or from  time  to time  for a  period  not exceeding  20 consecutive
          quarters  with  respect  to   each  Extension  Period,  provided,
          however, that no  Extension Period may  extend beyond the  Stated
          Maturity  (as  defined  in   the  Indenture)  of  the  Series   D
          Debentures.   Should  the Company  exercise its  rights to  defer
          payments of interest, the Series D Debentures would at that time be treated as issued with OID for so long as they remained
          outstanding.   As a result,  all United States  Holders would, in
          effect, be required to accrue interest income even if such United States Holders are on a cash method of accounting. Consequently, in the event that the payment of interest is deferred, a United States Holder could be required to include OID in income on an economic accrual basis, notwithstanding that the Company will not make any interest payments during such period on the Series D Debentures.

             RECEIPT OF SERIES D DEBENTURES OR CASH UPON LIQUIDATION OF TU ELECTRIC CAPITAL

             As described under the caption DESCRIPTION OF THE PREFERRED SECURITIES -- "Distribution or Tax Event Redemption," Series D Debentures may be distributed to Holders of Preferred Securities in exchange for the Preferred Securities upon liquidation of TU Electric Capital. Under current law, for United States federal income tax purposes, such a distribution would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the Series D Debentures equal to such Holder's aggregate tax basis in its
          Preferred Securities.   A  United States Holder's  holding period
          for  the  Series  D  Debentures  received  in  liquidation  of TU
          Electric Capital would include the period during which such Holder held the Preferred Securities.

             Under certain circumstances, as described under the caption DESCRIPTION OF THE PREFERRED SECURITIES -- "Redemption of Preferred Securities," the Series D Debentures may be redeemed for cash and the proceeds of such redemption distributed to Holders of Preferred Securities in redemption of the Preferred
          Securities.   Under current  law,  such a  redemption would,  for
          United States federal income tax purposes, constitute a taxable disposition of the Preferred Securities, and a Holder would recognize gain or loss as if such Holder had sold such redeemed Preferred Securities. See "Sale, Exchange and Redemption of the Preferred Securities."

             SALE, EXCHANGE AND REDMEPTION OF THE PREFERRED SECURITIES

             Upon the sale, exchange or redemption of Preferred Securities, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or redemption and such Holder's adjusted tax basis in the Preferred Securities. A United States Holder's adjusted tax basis will, in general, unless the Company has deferred payments of interest on the Series D Debentures, be the issue price of the Preferred Securities. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption, the Preferred Securities have been held
          for more than one year.   Under current law, net capital gains of
          individuals  are,  under  certain circumstances,  taxed  at lower
          rates  than  items  of ordinary  income.    The deductibility  of
          capital losses is subject to limitations.

             INFORMATION REPORTING AND BACKUP WITHHOLDING

             Subject to the qualification discussed below, income on the Preferred Securities will be reported to holders on Forms 1099, which should be mailed to such holders by January 31 following each calendar year.

             TU Electric Capital will report annually to Cede & Co., as holder of record of the Preferred Securities, the interest income paid or OID accrued during the year with respect to the Series D Debentures. TU Electric Capital currently intends to report such information on Form 1099 prior to January 31 following each
          calendar year.   The Underwriters have  indicated to TU  Electric
          Capital that, to the extent that they hold Preferred Securities as nominees for beneficial holders, they currently expect to report the interest income paid or OID accrued during the calendar year on such Preferred Securities to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Preferred Securities who hold as nominees for beneficial holders will not have any obligation to
          report   information  regarding  the  beneficial  holders  to  TU
          Electric Capital.   TU Electric Capital, moreover,  will not have
          any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Preferred Securities who hold their Preferred Securities through the Underwriters will receive Forms 1099 reflecting the income on their Preferred Securities from such nominee holders rather than from TU Electric Capital.

             Payments made in respect of, and proceeds from the sale of, Preferred Securities (or Series D Debentures distributed to holders of Preferred Securities) may be subject to "backup" withholding tax of 31% if the holder fails to comply with certain identification requirements, or has previously failed to report in full dividend and interest income, or does not otherwise establish its entitlement to an exemption. Any withheld amounts will be allowed as a refund or a credit against the holder's United States federal income tax liability, provided the required information is provided to the Internal Revenue Service.

                                     UNDERWRITING

               Subject  to the  terms  and conditions  of the  Underwriting
          Agreement, the Company and TU Electric Capital have agreed that TU Electric Capital will issue and sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co. are acting as Representatives, has severally agreed to purchase from TU Electric Capital the respective number of Preferred Securities set forth opposite its name below:

                                                     Number of Preferred
                   Underwriters                          Securities
                   ------------                      -------------------


          Goldman, Sachs & Co.  . . . . . . . .
                      . . . . . . . . . . . . .
                      . . . . . . . . . . . . .
                      . . . . . . . . . . . . .
                      . . . . . . . . . . . . .
                      . . . . . . . . . . . . .

                                                       ============

      Total . . . . . . . . . . . . . . . . . .


             Subject to the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Preferred Securities offered hereby, if any are taken.

             The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in
          part  to  certain  securities  dealers   at  such  price  less  a
          concession of $.   per unit Preferred Security.  The Underwriters
          may  allow, and  such dealers  may reallow,  a concession  not in
          excess of $.    per unit of Preferred Security to certain brokers
          and dealers.   After  the Preferred  Securities are  released for
          sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

             In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Series D Debentures, the Underwriting Agreement provides that the Company will pay as compensation, for the Underwriters' arranging the
          investment therein of such proceeds,  an amount of $     per unit
          of  Preferred   Securities  for  the  accounts   of  the  several
          Underwriters.

             Prior to this offering, there has been no public market for the Preferred Securities. Application has been made to list the
          Preferred Securities  on the NYSE.   In order to meet  one of the
          requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders. Trading of the Preferred Securities on the NYSE is expected to commence within a fourteen-day period after the initial delivery
          of the  Preferred Securities.   The Representatives  have advised
          the Company that they intend to make a market in the Preferred Securities prior to commencement of trading on the NYSE, but are not obligated to do so and may discontinue any such market making at any time without notice.

             The Company and  TU Electric Capital  have agreed  to indemnify
          the   Underwriters   against   certain   liabilities,   including
          liabilities under the 1933 Act.

             Goldman, Sachs & Co. engage in transactions with, and from time to time have performed services for, the Company in the ordinary course of business.

                                       EXPERTS

             The financial statements and financial statement schedules included in the 1995 10-K, incorporated herein by reference, have been audited by Deloitte & Touche LLP, Independent Auditors, as stated in their report included in such 1995 10-K, and have been incorporated by reference herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

             With  respect to  the unaudited  interim financial  information
          included  in  the  Company's   Quarterly  Reports  on  Form  10-Q
          incorporated  herein  by reference,  Deloitte  &  Touche LLP  has
          applied  limited  procedures   in  accordance  with  professional
          standards for reviews of such information. However, as stated in any of their reports that are included in the Company's Quarterly Reports on Form 10-Q, incorporated herein by reference, they did not audit and they do not express an opinion on that interim financial information. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for any of its reports on such unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement filed under the 1933 Act with respect to the Securities prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

             The statements  made in the Company's  1995 10-K  under Part I,
          Item 1 -- Business-Regulation and Rates and Environmental Matters, incorporated herein by reference, have been reviewed by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, General Counsel for
          the  Company.    All   of  such  statements  are  set   forth  or
          incorporated by reference herein in reliance upon the opinion of that firm given upon their authority as experts. At December 31, 1996, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 45,100 shares of the common stock of Texas Utilities.

                                       LEGALITY

             Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the TU Electric Capital Agreement and the creation of TU Electric Capital are being passed upon by Richards, Layton & Finger, Special Delaware
          counsel for the Company  and TU Electric Capital.   Statements as
          to United States federal income taxation under CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES herein have been passed upon for the Company and TU Electric Capital by Reid & Priest LLP, New York, New York, of counsel to the Company. The legality of the other securities offered hereby will be passed upon for the Company and TU Electric Capital by Worsham, Forsythe & Wooldridge, L.L.P. and by Reid & Priest LLP, and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York,
          New York.   However, all  matters pertaining to  incorporation of
          the Company and all other matters of Texas law will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P.

          PROSPECTUS

                                     $500,000,000

                                TU ELECTRIC CAPITAL IV

                                TU ELECTRIC CAPITAL V

                                      SECURITIES

             FULLY AND UNCONDITIONALLY GUARANTEED AS SET FORTH HEREIN BY

                           TEXAS UTILITIES ELECTRIC COMPANY


             TU Electric Capital IV and TU Electric Capital V (together, the Trusts and each, individually, a Trust), statutory business trusts formed under the laws of the State of Delaware, may each offer, from time to time, securities representing undivided beneficial interests in the assets of the respective Trust (Securities). The payment of periodic cash distributions (Distributions) with respect to Securities of each Trust out of moneys held by each Trust, and payment on liquidation, redemption or otherwise with respect to such Securities, will be guaranteed by Texas Utilities Electric Company (Company) to the extent described herein (each, a Guarantee). See DESCRIPTION OF THE GUARANTEES herein. The Company's obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of the Company. Each Trust exists for the sole purpose of issuing the undivided common beneficial interests in its assets (Common Securities) and the Securities with respect to such Trust (together, the Trust Securities) and investing the proceeds thereof in a series of Junior Subordinated Debentures issued by the Company (Junior Subordinated Debentures) in an aggregate principal amount equal to the aggregate liquidation preference of Trust Securities of such Trust. The Junior Subordinated Debentures purchased by a Trust may subsequently be distributed pro rata to registered owners (Holders) of Securities and Common Securities in connection with the dissolution of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

             Specific terms of the Securities of any Trust in respect of which this prospectus (Prospectus) is being delivered (Offered Securities) and the terms of the related Junior Subordinated Debentures held by such Trust will be set forth in a Prospectus Supplement with respect to such Securities. The applicable Prospectus Supplement will describe, without limitation and where applicable or additional to the terms described in this Prospectus, the following: the designation, number of securities, liquidation amount per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Offered Securities and the terms upon which the proceeds of the sale of the Offered Securities shall be used to purchase a specific series of Junior Subordinated Debentures of the Company.

             The Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Securities shall not exceed $500,000,000. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.

             Each of the Trusts may sell the Securities directly, through agents designated from time to time, or through underwriters or dealers. See PLAN OF DISTRIBUTION. If any agents of the Company and/or either Trust or any underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

             This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                                   ---------------

          THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED BY
           THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  BY  ANY STATE
               SECURITIES  COMMISSION  NOR  HAS  THE  SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                      COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                   ---------------

                   The date of this Prospectus is           , 1997.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents filed by the Company with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934 Act), are incorporated herein by reference:

               1. Annual Report on Form 10-K for the year ended December 31, 1995 (1995 10-K).

               2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

             All documents subsequently filed by the Company pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

             Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO JAMES H. SCOTT, SECRETARY, TEXAS UTILITIES ELECTRIC COMPANY, 1601 BRYAN STREET, DALLAS, TEXAS 75201, TELEPHONE NUMBER
          (214) 812-4600.

                                AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports and other information filed by the Company. Certain depositary shares representing shares of cumulative preferred stock of the Company and preferred securities of Trusts organized by the Company are listed on the New York Stock Exchange (NYSE), where reports and other information concerning the Company may be inspected.

             Securityholders of the Company may obtain, upon request, copies of an Annual Report on Form 10-K containing financial statements as of the end of the most recent fiscal year audited and reported upon (with an opinion expressed) by independent auditors.

             No separate financial statements of either Trust are included herein. The Company considers that such financial statements would not be material to Holders of the Securities because the Company is a reporting company under the Exchange Act and neither Trust has any independent operations, but each exists for the sole purpose of issuing the Trust Securities and holding Junior Subordinated Debentures as trust assets.

             Each Trust intends not to file separate reports under the 1934 Act but must apply for and be granted relief by the Commission to avoid the requirement to file such reports.

                                     THE COMPANY

               The Company was incorporated under the laws of the State of Texas in 1982 and has perpetual existence under the provisions of the Texas Business Corporation Act. The Company is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the State of Texas. The principal executive offices of the Company are located at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; the telephone number is (214) 812-4600.

               The Company is the principal subsidiary of Texas Utilities Company (Texas Utilities). The other electric utility subsidiaries of Texas Utilities are Southwestern Electric Service Company, which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas with a population estimated at 125,000, and Texas Utilities Australia Pty. Ltd., owner of Eastern Energy Ltd., which is engaged in the purchase, distribution and sale of electric energy in the eastern half of the State of Victoria, Australia, to approximately 470,000 customers. Texas Utilities also has three other subsidiaries which perform specialized functions within the Texas Utilities Company System: Texas Utilities Fuel Company owns a natural gas pipeline system, acquires, stores and delivers fuel gas and provides other fuel services at cost for the generation of electric energy by the Company; Texas Utilities Mining Company owns, leases and operates fuel production facilities for the surface mining and recovery of lignite at cost for use at the Company's generating stations; and Texas Utilities Services Inc. provides financial, accounting, information technology, personnel, procurement and other administrative services at cost. In April 1996, Texas Utilities announced that it had entered into a merger agreement with Dallas-based ENSERCH Corporation (ENSERCH). Under the terms of the agreement, Lone Star Gas Company and Lone Star Pipeline Company, the local distribution and pipeline divisions of ENSERCH, and other businesses, excluding Enserch Exploration Inc., a subsidiary of ENSERCH, will be acquired by a new holding company, which will be named Texas Utilities Company and will own all of the common stock of ENSERCH and Texas Utilities.

               The Company's service area covers the north central, eastern and western parts of Texas, with a population estimated at 5,820,000 -- about one-third of the population of Texas. Electric service is provided in 91 counties and 372 incorporated municipalities, including Dallas, Fort Worth, Arlington, Irving, Plano, Waco, Mesquite, Grand Prairie, Wichita Falls, Odessa, Midland, Carrollton, Tyler, Richardson and Killeen. The area is a diversified commercial and industrial center with substantial banking, insurance, communications, electronics, aerospace, petrochemical and specialized steel manufacturing, and automotive and aircraft assembly. The territory served includes major portions of the oil and gas fields in the Permian Basin and East Texas, as well as substantial farming and ranching sections of the State. It also includes the Dallas-Fort Worth International Airport and the Alliance Airport.

                                      THE TRUSTS

               Each Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as depositor for such Trust, The Bank of New York as the Property Trustee (Property Trustee) and The Bank of New York (Delaware) as the Delaware Trustee (Delaware Trustee) and a certain individual who is an employee of the Company or one of its affiliates as Administrative Trustee (such person and all other such persons so appointed with respect to each Trust, hereinafter the Administrative Trustees) and (ii) the filing of a certificate of trust with the Delaware Secretary of State of such trust. Each such trust agreement will be amended and restated in its entirety (as so amended and restated, a Trust Agreement) substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 (Trust Indenture Act). Each Trust exists for the exclusive purposes of (i) issuing Trust Securities representing undivided beneficial interests in the assets of such Trust, (ii) holding the Junior Subordinated Debentures as trust assets and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities of each Trust will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Securities, except that upon the occurrence and continuance of a default under a Trust Agreement, the rights of the Holder of its Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the Holders of the Securities of such Trust. The Company will acquire Common Securities having an aggregate liquidation preference amount equal to at least 3% of the total capital of each Trust. Each Trust has a term of approximately 40 years, but may terminate earlier as provided in the related Trust Agreement. Each Trust's business and affairs will be conducted by the Administrative Trustees of such Trust. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each Trust is c/o Texas Utilities Electric Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.

               The Company has organized trusts similar to the Trust for the purpose of issuing securities similar to the Securities and may organize other such trusts in the future.

                                   USE OF PROCEEDS

             The proceeds to be received by the Trusts from the sale of the Securities will be used to purchase Junior Subordinated Debentures of the Company. The proceeds of such purchase will be used by the Company for general corporate purposes, which may include the acquisition of outstanding securities of the Company.

                            DESCRIPTION OF THE SECURITIES

             Pursuant to the terms of the Trust Agreement for each Trust, the Administrative Trustees on behalf of such Trust will issue Securities and Common Securities. The Securities issued by either Trust will represent undivided beneficial interests in the assets of such Trust and will entitle the Holders thereof to a preference over the Common Securities of such Trust in certain circumstances with respect to distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the related Trust Agreement. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act, and the forms of each have been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.
          The following summaries of certain provisions of the Trust Agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Trust Agreement, including the definitions therein of certain terms, and by reference to the Trust Indenture Act. Wherever particular sections or defined terms of a Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference.

             GENERAL

             The terms of the Common Securities issued by a Trust will be substantially identical to the terms of the Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Securities except that, upon an event of default under the Trust Agreement, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Trustees of the related Trust. All of the Common Securities of each Trust will be owned by the Company.

             Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate liquidation amount of the Securities of such Trust will be held by the Property Trustee in trust for the benefit of the Holders of the Trust Securities. (Section 2.09). The aggregate of the following rights and obligations with respect to the Securities of each Trust constitute a full and unconditional guarantee by the Company of payments due on the Securities of such Trust: the obligations of the Company under the related Junior Subordinated Debentures to pay principal and interest, the obligations of the Company under the Junior Subordinated Debentures and pursuant to the Trust Agreement to pay amounts equal to all expenses of each Trust, the obligations of the Company under the related Guarantee and the rights of the Holders of Securities to directly enforce the Company's obligations with respect to the Junior Subordinated Debentures. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Additional Interest" and DESCRIPTION OF THE GUARANTEES -- "Events of Default."

             DISTRIBUTIONS

             It is anticipated that the income of each Trust available for distribution to the Holders of the Securities will be limited to payments on the Junior Subordinated Debentures which such Trust will purchase with the proceeds of the Securities and the Common Securities. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES. If the Company does not make interest payments on the Junior Subordinated Debentures held by a Trust, the Property Trustee will not have funds available to pay distributions on the Securities. The payment of distributions (if and to the extent such Trust has sufficient funds available for the payment of such distributions) is guaranteed on a limited basis by the Company as set forth herein under DESCRIPTION OF THE GUARANTEE.

             If so provided in the applicable Prospectus Supplement and subject to the terms and conditions specified therein, the Company has the right under the indenture dated as of December 1, 1995, between the Company and The Bank of New York, as trustee, pursuant to which it will issue the Junior Subordinated Debentures (Indenture) to extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods (each an Extension Period), with the consequence that distributions on the Securities would be deferred (but would continue to accrue with interest payable on unpaid distributions at a specified rate) by the relevant Trust during any such Extension Period. In the event that the Company exercises this right, during such period, or during any period in which the Company is in default under a Guarantee or with respect to payments on the Junior Subordinated Debentures, the Company may not declare or pay any dividend or distribution on (other than dividends paid in shares of Common Stock of the Company), or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing or redeem any indebtedness that is pari passu with the Junior Subordinated Debentures. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, or any extended interest payment period in respect of other securities issued under the Indenture (Debt Securities) or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Securities and all other securities with terms substantially the same as the Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new extended interest payment period, subject to the foregoing requirements. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Interest" and "Option to Extend Interest Payment Period." The Holders of Securities do not have a right to appoint a special representative in the event that the Company defers interest on the Junior Subordinated Debentures.

             REDEMPTION OF SECURITIES

             Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of Trust Securities, upon not less than 30 nor more than 60 days' notice, at the Redemption Price plus accrued and unpaid distributions. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Optional Redemption."

             Like Amount means (i) with respect to a redemption of Trust Securities, Securities and Common Securities, each in amounts having a liquidation value equal to the proportion all such securities have to the liquidation value of all the Trust Securities, together having an aggregate liquidation value equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which are to be used to pay the Redemption Price plus accrued and unpaid distributions of such Trust Securities and
          (ii) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with the bankruptcy, termination or liquidation of a Trust, Junior Subordinated Debentures having a principal amount equal to the liquidation value of the Trust Securities of the Holders to which such Junior Subordinated Debentures are distributed.

             REDEMPTION PROCEDURES

             The Company may not redeem fewer than all the Junior Subordinated Debentures with respect to a Trust and a Trust may not redeem fewer than all its outstanding Securities unless all accrued and unpaid distributions have been paid on all Securities for all distribution periods terminating on or prior to the date of redemption or if a partial redemption of the Securities would result in the delisting of the Securities by any national securities exchange on which the Securities are then listed.

             Securities redeemed on each redemption date shall be redeemed at the Redemption Price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Securities shall be made and the Redemption Price plus accrued and unpaid distributions shall be deemed payable on each date selected for redemption (Redemption Date) only to the extent that the relevant Trust has funds available for the payment of such Redemption Price plus accrued and unpaid distributions. (Section 4.02(c)). See also "Subordination of Common Securities."

             If a Trust gives a notice of redemption in respect of Securities (which notice will be irrevocable), then, on or before the Redemption Date, such Trust will irrevocably deposit with the paying agent for the Securities funds sufficient to pay the applicable Redemption Price plus accrued and unpaid distributions and will give such paying agent irrevocable instructions and authority to pay the Redemption Price plus accrued and unpaid distributions to the Holders thereof upon surrender of their certificates evidencing Securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Securities called for redemption shall be payable to the Holders of such Securities on the relevant record dates for the related distribution payment dates. If notice of redemption shall have been given and funds deposited as required, then on the Redemption Date, all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price plus accrued and unpaid distributions, but without interest thereon, and such Securities will cease to be outstanding. In the event that any date fixed for redemption of Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the Redemption Price plus accrued and unpaid distributions in respect of Securities called for redemption is improperly withheld or refused and not paid either by such Trust or by the Company pursuant to the Guarantee described herein under DESCRIPTION OF THE GUARANTEE, distributions on such Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price plus accrued and unpaid distributions.

             Subject to applicable law (including, without limitation, United States federal securities law), the Company may at any time and from time to time purchase outstanding Securities by tender, in the open market or by private agreement.

             If less than all the Trust Securities are to be redeemed on a Redemption Date, then the aggregate liquidation preference of such securities to be redeemed shall be allocated on a pro rata basis to the Common Securities and the Securities. The particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of Securities in liquidation preference amounts equal to the denominations in which they were issued or integral multiples thereof. The Property Trustee shall promptly notify the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the liquidation preference amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the liquidation preference amount of Securities that has been or is to be redeemed. (Section 4.02(f)).

             SUBORDINATION OF COMMON SECURITIES

             Payment of distributions on, and the Redemption Price plus accrued and unpaid distributions of, the Trust Securities, shall be made pro rata based on the liquidation preference of the Trust Securities; provided, however, that if on any distribution payment date or Redemption Date an Event of Default (as described below, see "Events of Default; Notice") under the Trust Agreement shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price plus accrued and unpaid distributions of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price plus accrued and unpaid distributions, the full amount of such Redemption Price plus accrued and unpaid distributions on all outstanding Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or Redemption Price plus accrued and unpaid distributions of, Securities then due and payable. (Section 4.03(a)).

             In the case of any Event of Default under the Trust Agreement resulting from an Event of Default under the Indenture, the Holder of Common Securities will be deemed to have waived any such default under the Trust Agreement until the effect of all such defaults with respect to the Securities have been cured, waived or otherwise eliminated. Until any such default under such Trust Agreement with respect to the Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Securities and not the Holders of the Common Securities, and only Holders of Securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.03(b)).

             LIQUIDATION DISTRIBUTION UPON TERMINATION

             Pursuant to the relevant Trust Agreement, each Trust shall terminate and shall be liquidated by the Property Trustee on the first to occur of: (i) the expiration of the term of such Trust;
          (ii) the bankruptcy, dissolution or liquidation of the Company;
          (iii) the redemption of all of the Securities and (iv) at any time, at the election of the Company (Sections 9.01 and 9.02).

             If an early termination occurs as described in clause (ii) above, a Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate by adequately providing for the satisfaction of liabilities of creditors, if any, and by distributing to each Holder of Securities and Common Securities a Like Amount of Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such Holders will be entitled to receive, out of the assets of the relevant Trust available for distribution to Holders after adequate provision, as determined by the Property Trustee, has been made for the satisfaction of liabilities of creditors, if any, an amount equal to, in the case of Holders of Securities, the aggregate liquidation preference of the Securities plus accrued and unpaid distributions thereon to the date of payment (such amount being the Liquidation Distribution). If such Liquidation Distribution can be paid only in part because a Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Trust on the Securities shall be paid on a pro rata basis. The Company, as Holder of the Common Securities, will be entitled to receive distributions upon any such termination pro rata with the Holders of the Securities, except that if an Event of Default has occurred and is continuing under the Trust Agreement, the Securities shall have a preference over the Common Securities. (Sections 9.04(a) and 9.04(d)).

             EVENTS OF DEFAULT; NOTICE

             Any one of the following events constitutes an Event of Default under the Trust Agreement with respect to a Trust (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) the occurrence of an Event of Default as defined in
             Section 801 of the Indenture (see DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Events of Default"); or

               (ii) default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

               (iii) default by the Trust in the payment of any Redemption
             Price, plus accrued and unpaid distributions, of any Trust Security when it becomes due and payable; or

               (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trust by the Holders of Securities having at least 10% of the total liquidation preference amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default thereunder; or

               (v) the occurrence of certain events of bankruptcy or
             insolvency with respect to the Trust.

             Within ninety Business Days after the occurrence of any default, the Property Trustee shall transmit to the Holders of Trust Securities and the Company notice of any such default actually known to the Property Trustee, unless such default shall have been cured or waived.

             A Holder of Securities may directly institute a proceeding for enforcement of payment to such Holder directly of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the Securities of such Holder on or after the respective due dates specified in the Junior Subordinated Debentures. The Holders of the Securities would not be able to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so. See "Voting Rights" and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Enforcement of Certain Rights by Holders of Securities."

             Unless an Event of Default shall have occurred and be continuing, the Property Trustee may be removed at any time by act of the Holder of the Common Securities. If an Event of Default has occurred and is continuing, the Property Trustee may be removed at such time by act of the Holders of Securities having a majority of the liquidation preference of the Securities. No resignation or removal of the Property Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Property Trustee in accordance with the provisions of the Trust Agreement. (Section 8.10).

             If an Event of Default described in clause (i) above has not occurred with respect to a Trust solely by reason of the requirement that time lapse or notice be given, and is continuing, the Securities shall have a preference over the Common Securities upon termination of such Trust as described above. See "Liquidation Distribution upon Termination."

             MERGER OR CONSOLIDATION OF THE PROPERTY TRUSTEE
             OR THE DELAWARE TRUSTEE

             Any entity into which the Property Trustee or the Delaware Trustee with respect to a Trust may be merged or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, shall be the successor to the Property Trustee or the Delaware Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible. (Section 8.12).

             VOTING RIGHTS

             Except as described below and under "Amendments to the Trust Agreement," and under DESCRIPTION OF THE GUARANTEES --
          "Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the Holders of the Securities of either Trust will have no voting rights. (Section 6.01(a)).

             So long as any Junior Subordinated Debentures are held by the Property Trustee with respect to a Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default which is waivable under Section 813 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Securities; provided, however, that where a consent under the Indenture would require the consent of each Holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each Holder of Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Trust Agreement, to the fullest extent permitted by law, a Holder of Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all Holders of the Securities of any notice of default received from the Debenture Trustee. In addition to obtaining the foregoing approvals of the Holders of the Securities, prior to taking any of the foregoing actions, the Property Trustee shall receive an opinion of counsel experienced in such matters to the effect that such Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action. (Section 6.01(b)).

             Any required approval of Holders of Securities of a Trust may be given at a separate meeting of Holders of Securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to each Holder of Securities in the manner set forth in the Trust Agreement. (Section 6.02).

             No vote or consent of the Holders of Securities will be required for a Trust to redeem and cancel Securities in accordance with the Trust Agreement.

             Notwithstanding that Holders of Securities are entitled to vote or consent under any of the circumstances described above, any of the Securities that are owned by the Company, any Trustee or any affiliate of the Company or any Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

             Holders of the Securities will have no rights to appoint or remove the Administrative Trustees of the related Trust, who may be appointed, removed or replaced solely by the Company as the Holder of the Common Securities.

             AMENDMENTS

             Each Trust Agreement may be amended from time to time by the related Trust (on approval of a majority of the Administrative Trustees) and the Company, without the consent of any Holders of Trust Securities, (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, provided, however, that any such amendment shall not adversely affect in any material respect the interests of any Holder of Trust Securities or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that such Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Trust Securities are outstanding or to ensure such Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940, as amended; provided, however, that, except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Holder of Trust Securities and, in the case of clause (i), any amendments of the Trust Agreement shall become effective when notice thereof is given to the Holders of Trust Securities.

             Except as provided below, any provision of a Trust Agreement may be amended by the Trustees and the Company with (i) the consent of Holders of the related Trust Securities representing not less than a majority in liquidation preference of such Trust Securities then outstanding and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause the related Trust to be classified for federal income tax purposes as an association taxable as a corporation or affect such Trust's exemption from status of an "investment company" under the Investment Company Act of 1940, as amended.

             Without the consent of each affected Holder of Trust Securities, a Trust Agreement may not be amended to (i) change the amount or timing of any distribution with respect to the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

             CO-TRUSTEES AND SEPARATE TRUSTEE

             Unless an Event of Default under a Trust Agreement shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the Holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Company, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If the Company, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.09).

             FORM, EXCHANGE, AND TRANSFER

             At the option of the Holder, subject to the terms of the Trust Agreement, Securities will be exchangeable for other Securities of the same series in any authorized denomination and of like tenor and aggregate liquidation preference.

             Subject to the terms of the Trust Agreement, Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company may designate itself the Security Registrar. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the Securities.

             Neither Trust will be required to (i) issue, register the transfer of, or exchange any Securities during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any Securities called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Securities being redeemed in part.

             REGISTRAR AND TRANSFER AGENT

             Texas Utilities Services Inc. will act as registrar and transfer agent for the Securities.

             Registration of transfers of Securities of a Trust will be effected without charge by or on behalf of such Trust, but upon payment (with the giving of such indemnity as such Trust or the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

             CONCERNING THE PROPERTY TRUSTEE

             The Property Trustee is trustee under the Company's Mortgage and Deed of Trust with respect to substantially all the properties of the Company, which secures the Company's first mortgage bonds and acts as trustee under other indentures with respect to Company obligations. The Company maintains deposit accounts and credit and liquidity facilities and conducts other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee also acts as the Guarantee Trustee under the Guarantee and the Debenture Trustee under the Indenture.

             MISCELLANEOUS

             The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of the related Trust and will maintain a payment account with respect to the Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act. See "Events of Default; Notice." The Administrative Trustees of a Trust will administer the day to day operations of the Trust. See "Voting Rights."

             The Administrative Trustees of a Trust are authorized and directed to conduct the affairs of such Trust and to operate such Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the Holders of the Securities.

             Holders of the Securities have no preemptive or similar rights.

                            DESCRIPTION OF THE GUARANTEES

             Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the Holders from time to time of Securities of each Trust. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as Guarantee Trustee under each Guarantee for the purposes of compliance with the Trust Indenture Act. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees, the forms of which are filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the Holders of the Securities.

             GENERAL

             The Company will fully and unconditionally agree, to the extent set forth herein, to pay the Guarantee Payments (as defined herein) in full to the Holders of the Securities (except to the extent paid by or on behalf of the related Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The following payments with respect to the Securities, to the extent not paid by or on behalf of the related Trust (Guarantee Payments), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions required to be paid on the Securities, to the extent such Trust has funds available therefor, (ii) the Redemption Price, plus all accrued and unpaid distributions, with respect to any Securities called for redemption by such Trust, to the extent such Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Securities as provided in the respective Trust Agreements or upon a redemption of all of the Securities upon maturity or redemption of the Debentures as provided in the respective Trust Agreements), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid distributions on the Securities to the date of payment and (b) the amount of assets of such Trust remaining available for distribution to Holders of Securities in liquidation of such Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the Holders of Securities or by causing such Trust to pay such amounts to such Holders.

             Each Guarantee will be a guarantee with respect to the Securities issued by the related Trust from the time of issuance of the Securities, but will not apply to (i) any payment of distributions if and to the extent that such Trust does not have funds available to make such payments, or (ii) collection of payment. If the Company does not make interest payments on the Junior Subordinated Debentures held by such Trust, the Trust will not have funds available to pay distributions on the Securities. The Guarantee will rank subordinate and junior in right of payment to all liabilities of the Company (except those made pari passu by their terms). See "Status of the Guarantee."

             The Company will enter into agreements to provide funds to each Trust as needed to pay obligations of such Trust to parties other than Holders of Trust Securities (Expense Agreement). The Junior Subordinated Debentures and the Guarantee, together with the obligations of the Company with respect to the Securities under the Indenture, the Trust Agreement, the Guarantee and the Expense Agreement, constitute a full and unconditional guarantee of the Securities by the Company. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by the Company of the Securities.

             AMENDMENTS AND ASSIGNMENT

             Except with respect to any changes that do not materially adversely affect the rights of Holders of Securities (in which case no vote will be required), the terms of a Guarantee may be changed only with the prior approval of the Holders of Securities having at least 66 2/3% of the liquidation preference amount of the outstanding related Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Holders of the Securities then outstanding.

             EVENTS OF DEFAULT

             An event of default under a Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder. The Holders of Securities having a majority of the liquidation preference of the related Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

             If the Guarantee Trustee fails to enforce a Guarantee, any Holder of Securities may enforce the Guarantee, institute a legal proceeding directly against the Company to enforce the Guarantee

          Trustee's rights under such Guarantee without first instituting a legal proceeding against the related Trust, the Guarantee Trustee or any other person or entity.

             The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

             The Company will also be required to file annually with the Guarantee Trustee an officer's certificate as to the Company's compliance with all conditions under the Guarantee.

             INFORMATION CONCERNING THE GUARANTEE TRUSTEE

             The Guarantee Trustee, prior to the occurrence of a default by the Company in performance of a Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any Holder of Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. See DESCRIPTION OF THE SECURITIES -- "Concerning the Property Trustee."

             TERMINATION OF THE GUARANTEES

             Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price, plus accrued and unpaid distributions, of all related Securities, the distribution of Junior Subordinated Debentures to Holders of such Securities in exchange for all of the Securities or full payment of the amounts payable upon liquidation of the related Trust.
          The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Securities must restore payment of any sums paid under the Securities or the Guarantee.

             STATUS OF THE GUARANTEES

             Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all liabilities of the Company (except liabilities that may be made pari passu by their terms), (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. Each Trust Agreement provides that each Holder of related Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

             The Guarantees will constitute guarantees of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity).

             GOVERNING LAW

             The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

             Set forth below is a description of the specific terms of the Junior Subordinated Debentures which each Trust will hold as trust assets. The following description does not purport to be complete and is qualified in its entirety by reference to the description in the Indenture between the Company and the Trustee with respect to the Junior Subordinated Debentures (Debenture Trustee), which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture unless otherwise noted.

             The Indenture provides for the issuance of debentures (including the Junior Subordinated Debentures), notes or other evidence of indebtedness by the Company (each a Debt Security) in an unlimited amount from time to time. The Junior Subordinated Debentures issued to each Trust will constitute a separate series under the Indenture.

             GENERAL

             The Junior Subordinated Debentures of each series will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the related Securities and the consideration paid by the Company for the Common Securities. The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company which rank junior to all of the Company's Senior Indebtedness. The amounts payable as principal and interest on the Junior Subordinated Debentures of each series will be sufficient to provide for payment of distributions payable on the related Trust Securities.

             If Junior Subordinated Debentures are distributed to Holders of Securities in a termination of a Trust, such Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which such Securities have been issued and may be transferred or exchanged at the offices described below.

             Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of Junior Subordinated Debenture will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment in full of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Debenture Trustee.

             OPTIONAL REDEMPTION

             For so long as a Trust is the Holder of all the related outstanding Junior Subordinated Debentures, the proceeds of any optional redemption will be used by the Trust to redeem Securities and Common Securities in accordance with their terms. The Company may not redeem less than all the Junior Subordinated Debentures of a series unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all outstanding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the date of redemption.

             Any optional redemption of Junior Subordinated Debentures of a series shall be made upon not less than 30 nor more than 60 days' notice from the Debenture Trustee to the Holders of such Junior Subordinated Debentures, as provided in the Indenture. All notices of redemption shall state the redemption date, the redemption price plus accrued and unpaid interest, if less than all the Junior Subordinated Debentures of a series are to be redeemed, the identification of those to be redeemed and the portion of the principal amount of any Junior Subordinated Debentures to be redeemed in part; that on the redemption date, subject to the Debenture Trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid interest will become due and payable upon each such Junior Subordinated Debenture to be redeemed and that interest thereon will cease to accrue on and after said date; and the place or places where such Debentures are to be surrendered for payment of the redemption price plus accrued and unpaid interest.

             INTEREST

             The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed (Section 310). In the event that any date on which interest is payable on a series of the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable (Section 113).

             OPTION TO EXTEND INTEREST PAYMENT PERIOD

             So long as it is not in default in the payment of interest on the Junior Subordinated Debentures of any series, the Company shall have the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures of either series to a period not exceeding the period provided in the Prospectus Supplement with respect to the related Securities. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the related Junior Subordinated Debentures, to the extent permitted by applicable law). However, during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in Common Stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Junior Subordinated Debentures, or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed the permitted length of an Extension Period for such series at any one time or extend beyond the maturity date of such Junior Subordinated Debentures. Any extension period with respect to payment of interest on the Junior Subordinated Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the related Securities and all other securities with terms substantially the same as such Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give the relevant Trust and the Debenture Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization of the record date and will cause such Trust to send notice of such election to the Holders of Securities.

             ADDITIONAL INTEREST

             So long as any Securities of a Trust remain outstanding, if such Trust shall be required to pay, with respect to its income derived from the interest payments on the Junior Subordinated Debentures any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as interest on such Junior Subordinated Debentures such additional interest (Additional Interest) as may be necessary in order that the net amounts received and retained by such Trust after the payment of such taxes, duties, assessments or governmental charges shall result in the Trust's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

             DEFEASANCE

             The principal amount of any series of Debt Securities issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Debenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Junior Subordinated Debentures, Government Obligations (as defined herein), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Debenture Trustee, will be sufficient, or (c) a combination of
          (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are outstanding. For this purpose, Government Obligations, include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

             SUBORDINATION

             The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of the Company as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), or interest on, the Junior Subordinated Debentures may be made (i) upon the occurrence of certain events of bankruptcy, insolvency or reorganization, (ii) if any Senior Indebtedness is not paid when due, (iii) if any other default has occurred pursuant to which the Holders of Senior Indebtedness have accelerated the maturity thereof and with respect to (ii) and (iii), such default has not been cured or waived, or (iv) if the maturity of any series of Debt Securities has been accelerated, because of an event of default with respect thereto, which remains uncured. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the Holders of the Junior Subordinated Debentures are entitled to receive or retain any payment thereon. (Section 1502). Subject to the prior payment of all Senior Indebtedness, the rights of the Holders of the Junior Subordinated Debentures will be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. (Section 1504).

             The term Senior Indebtedness is defined in the Indenture to mean all obligations (other than non-recourse obligations and the indebtedness issued under the Indenture) of, or guaranteed or assumed by, the Company for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than the Debt Securities), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Company and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of this Indenture or subsequently incurred by the Company unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures; provided that the Company's obligations under each Guarantee shall not be deemed to be Senior Indebtedness.
          (Section 101).

             The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of September 30, 1996 the Company had approximately $7.0 billion principal amount of indebtedness for borrowed money constituting Senior Indebtedness. In addition, as of September 30, 1996, there were approximately $79.9 million of contingent obligations constituting Senior Indebtedness where there exists a financially viable and unrelated primary obligor and where the risk of loss to Company is, in the opinion of the Company, remote.

             CONSOLIDATION, MERGER, AND SALE OF ASSETS

             Under the terms of the Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless (i) the corporation formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be an entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) the Company shall have delivered to the Debenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture (Section 1101).

             EVENTS OF DEFAULT

             Each of the following will constitute an Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 60 days after written notice to the Company by the Debenture

          Trustee, or to the Company and the Debenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series outstanding under the Indenture as provided in the Indenture; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable Federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors (Section 801).

             An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the Indenture.

             If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series occurs and is continuing, then either the Debenture Trustee or the Holders of 33% in principal amount of the outstanding Debt Securities of such series may declare the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately (subject to the subordination provisions of the Indenture). If an Event of Default due to the default in the performance of any other covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the Debenture Trustee or the Holders of not less than 33% in principal amount of all outstanding Debt Securities, considered as one class, and not the Holders of the Debt Securities of any one of such series may make such declaration of acceleration (subject to the subordination provisions of the Indenture).

             At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

             (a) the Company has paid or deposited with the Debenture Trustee a sum sufficient to pay

                  (1) all overdue interest on all Debt Securities of such series;

                  (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

                  (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

                  (4) all amounts due to the Debenture Trustee under the Indenture;

             (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture (Section 802).

             Subject to the provisions of the Indenture relating to the duties of the Debenture Trustee in case an Event of Default shall occur and be continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debenture Trustee reasonable indemnity (Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of the Debenture Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with the Indenture. (Section 812).

             No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Debenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to the Debenture Trustee, and such Holder or Holders have offered reasonable indemnity to the Debenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) the Debenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Section 808).

             The Company will be required to furnish to the Debenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture (Section 606).

             ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SECURITIES

             If an Event of Default has occurred and is continuing, then the Holders of Securities would rely on the enforcement by the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, of its rights as a holder of the Junior Subordinated Debentures against the Company. Notwithstanding the foregoing, a Holder of Securities may enforce the Indenture directly against the Company to the same extent as if such Holder of Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of the Securities of such Holder (Section 610). See DESCRIPTION OF THE SECURITIES -- "Events Of Default; Notice."

             The Holders of the Securities would not be able to exercise directly against the Company any rights other than those set forth in the preceding paragraph available to the holders of the Subordinated Debentures unless the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so for 60 days. In such event, to the fullest extent permitted by law, the holders of a majority of the aggregate liquidation amount of the outstanding Securities would have the right to directly institute proceedings for enforcement of such rights (Section 807).

             MODIFICATION AND WAIVER

             Without the consent of any Holder of Debt Securities, the Company and the Debenture Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Indenture and in the Debt Securities; or (b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of outstanding Debt Securities or to surrender any right or power conferred upon the Company by the Indenture; or (c) to add any additional Events of Default with respect to outstanding Debt Securities; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only (1) when the consent of the Holders of Debt Securities of such series has been obtained in accordance with the Indenture, or (2) when no Debt Securities of such series remain outstanding under the Indenture; or (e) to provide collateral security for all but not part of the Debt Securities; (f) to establish the form or terms of Debt Securities of any other series as permitted by the Indenture; or
          (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Debenture Trustee under the Indenture with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or
          (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series of Debt Securities shall be payable,
          (2) all or any series of Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debt Securities and the Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect (Section 1201).

             The Holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture (Section 607). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each outstanding Debt Security of such series affected (Section 813).

             Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Debenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Section 1201).

             Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Holders of such Debt Securities under the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of outstanding Debt Securities of all series so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security, (b) reduce the percentage in principal amount of the outstanding Debt Security of any series, (or, if applicable, in liquidation preference of Securities) the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Debt Security of such series, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Security of any series, without the consent of the Holder of each outstanding Junior Subordinated Debenture affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Debt Securities of any other series. Notwithstanding the foregoing, so long as any of the Securities with respect to a Trust remain outstanding, the Debenture Trustee may not consent to a supplemental indenture without the prior consent, obtained as provided in the Trust Agreement pertaining to the Trust which issued such Securities, of the holders of not less than a majority in aggregate liquidation preference of all Securities issued by such Trust affected, considered as one class, or, in the case of changes described in clauses (a), (b) and (c) above, 100% in aggregate liquidation preference of all such Securities then outstanding which would be affected thereby, considered as one class. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series. Notwithstanding the foregoing, so long as any of the Securities with respect to a Trust remain outstanding, the Debenture Trustee may not consent to a supplemental indenture without the prior consent, obtained as provided in the Trust Agreement pertaining to the Trust which issued such Securities, of the holders of not less than a majority in aggregate liquidation preference of all Securities issued by such Trust affected, considered as one class, or, in the case of changes described in clauses (a), (b) and (c) above, 100% in aggregate liquidation preference of all such Securities then outstanding which would be affected thereby, considered as one class (Section
          1202).

             The Indenture provides that in determining whether the Holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the Holders of Debt Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities outstanding under the Indenture, determined without regard to this provision) shall be disregarded and deemed not to be outstanding.

             If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Debenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security (Section
          104).

             RESIGNATION OF DEBENTURE TRUSTEE

             The Debenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Debenture Trustee and the Company. No resignation or removal of the Debenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Debenture Trustee appointed by Act of the Holders, if the Company has delivered to the Debenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture (Section 910).

             NOTICES

             Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the security register therefor.

             TITLE

             The Company, the Debenture Trustee, and any agent of the Company or the Debenture Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

             GOVERNING LAW

             The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

             REGARDING THE DEBENTURE TRUSTEE

             The Debenture Trustee under the Indenture is The Bank of New York. In addition to acting as Debenture Trustee under the Indenture, The Bank of New York acts as trustee under the Company's Mortgage and Deed of Trust with respect to substantially all the properties of the Company, which secures the Company's first mortgage bonds. In addition, The Bank of New York acts as Property Trustee under the Trust Agreement and as Guarantee Trustee under the Guarantee and in the same capacities in respect of other trust subsidiaries of the Company. The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement. See DESCRIPTION OF THE SECURITIES -- "Concerning the Property Trustee."

                                 PLAN OF DISTRIBUTION

             Either Trust may sell Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

             Offers to purchase Offered Securities may be solicited directly by a Trust or by agents designated thereby, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

             If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

             If a dealer is utilized in the sale of Offered Securities, the related Trust will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the related Prospectus Supplement.

             Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by the Company and/or the related Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

             The place and time of delivery for any Offered Securities will be set forth in the related Prospectus Supplement.

          =================================================================

             NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLE-MENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFOR-MATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                ---------------------

                                  TABLE OF CONTENTS

                                ---------------------

                                                                       PAGE
                                                                       ----

                                PROSPECTUS SUPPLEMENT

          Risk Factors  . . . . . . . . . . . . . . . . . . . . . .      S-2
          TU Electric Capital . . . . . . . . . . . . . . . . . . .      S-5
          Summary Financial Information
            of Texas Utilities Electric Company . . . . . . . . . .      S-6
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . .      S-7
          Certain Terms of the Preferred Securities . . . . . . . .      S-7
          Certain Terms of the Series D Debentures  . . . . . . . .     S-10
          Certain United States Federal Income
              Tax Consequences  . . . . . . . . . . . . . . . . . .     S-11
          Underwriting  . . . . . . . . . . . . . . . . . . . . . .     S-13
          Experts . . . . . . . . . . . . . . . . . . . . . . . . .     S-13
          Legality  . . . . . . . . . . . . . . . . . . . . . . . .     S-14

                                      PROSPECTUS

          Incorporation of Certain Documents by Reference . . . . .        2
          Available Information . . . . . . . . . . . . . . . . . .        2
          The Company . . . . . . . . . . . . . . . . . . . . . . .        3
          The Trusts  . . . . . . . . . . . . . . . . . . . . . . .        3
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . .        4
          Description of the Securities . . . . . . . . . . . . . .        4
          Description of Guarantees . . . . . . . . . . . . . . . .       10
          Description of the Junior Subordinated Debentures . . . .       12
          Plan of Distribution  . . . . . . . . . . . . . . . . . .       20

          =================================================================


          =================================================================





                            ,000,000 PREFERRED SECURITIES



                                TU ELECTRIC CAPITAL IV



                               __% CUMULATIVE QUARTERLY
                             INCOME PREFERRED SECURITIES
                                      (QUIPSsm)


             FULLY AND UNCONDITIONALLY GUARANTEED AS SET FORTH HEREIN BY




                                   TEXAS UTILITIES
                                   ELECTRIC COMPANY



                            ------------------------------

                                      PROSPECTUS
                                      SUPPLEMENT

                            ------------------------------





                                 GOLDMAN, SACHS & CO.

                         REPRESENTATIVES OF THE UNDERWRITERS

          =================================================================

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

             The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities to be registered.

             Filing fee - Securities and Exchange
                 Commission . . . . . . . . . . . . . . . . $151,515.15
             Fees of the Trustee  . . . . . . . . . . . . .    5,000.00
             Fees of Company's counsel
                 Worsham, Forsythe & Wooldridge, L.L.P. . .   50,000.00
                 Reid & Priest LLP  . . . . . . . . . . . .   50,000.00
                 Richards, Layton & Finger  . . . . . . . .   10,000.00
             Auditors' fees . . . . . . . . . . . . . . . .   15,000.00
             Rating agencies' fees  . . . . . . . . . . . .  130,000.00
             Printing, including Registration Statement,
                 prospectuses, exhibits, etc. . . . . . . .   30,000.00
             Miscellaneous  . . . . . . . . . . . . . . . .   58,484.85
                                                            -----------
             Total expenses . . . . . . . . . . . . . . . . $500,000.00*

          -----------------------

          *  Estimated.

          ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Article IX of the Restated Articles of Incorporation of the Company provides as follows:

                    "The Corporation shall reimburse or indemnify any
             former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) from and against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

                    "No former, present or future director, officer or
             employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

                    "The foregoing rights shall not be exclusive of other
             rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this Article IX, the Corporation may indemnify and insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

             Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.

             Article X of the Articles of Incorporation of the Company provides as follows:

                    "A director of the Corporation shall not be liable to
             the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director for:

                    (a) a breach of a director's duty of loyalty to the
             Corporation or its shareholders;

                    (b) an act or omission not in good faith that
             constitutes a breach of duty of a director to the Corporation or an act or omission that involved intentional misconduct or a knowing violation of the law;

                    (c) a transaction from which a director received an
             improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                    (d) an act or omission for which the liability of a
             director is expressly provided for by statute.

             If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification."

             Section 18 of the Company's bylaws provides as follows:

                    "Section 18. Insurance, Indemnification and Other
             Arrangements. Without further specific approval of the shareholders of the corporation, the corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the corporation or is or was serving another entity at the request of the corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the corporation. No repeal or modification of such laws or this Section 18 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

             The Company has entered into agreements with its officers and directors which provide, among other things, for their indemnification by the Company to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

             The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses.


          ITEM 16. EXHIBITS.

                     PREVIOUSLY FILED*
                  ------------------------

                    WITH
                    FILE       AS
          EXHIBIT   NUMBER   EXHIBIT
          -------   ------   -------

          1(a)                        -- Form of Underwriting Agreement.
          3(a)    0-11442     3(a)    -- Restated Articles of
                  Form 10-K              Incorporation of the Company
                  1993
          3(b)    33-64694    4(c)    -- Bylaws of the Company, as
                                         amended.
          3(c)                        -- Trust Agreement of TU Electric
                                         Capital IV.
          3(d)                        -- Trust Agreement of TU Electric
                                         Capital V.
          4(a)                        -- Form of Amended and Restated
                                         Trust Agreement.
          4(b)    0-11442     4(f)    -- Indenture (For Unsecured
                                         Subordinated Debt Securities
                                         relating to Trust Securities),
                                         dated as of December 1, 1995
                                         between the Company and The Bank
                                         of New York as Trustee.
          4(c)                        -- Form of Officer's Certificate to
                                         be used in connection with the
                                         issuance of Preferred Securities
                                         of TU Electric Capital IV.
          4(d)                        -- Form of Officer's Certificate to
                                         be used in connection with the
                                         issuance of Preferred Securities
                                         of TU Electric Capital V.
          4(e)                        -- Form of Guarantee Agreement
                                         relating to Preferred Securities.
          4(f)                        -- Form of Agreement as to Expenses
                                         and Liabilities relating to
                                         Preferred Securities.
          4(g)                        -- Form of Preferred Securities.
          5(a)                        -- Opinion of Worsham, Forsythe &
                                         Wooldridge, L.L.P., General
                                         Counsel for the Company.
          5(b)
                and 8                 -- Opinion of Reid & Priest LLP, of
                                         counsel to the Company.
          5(c)                        -- Opinion of Richards, Layton &
                                         Finger, Special Delaware Counsel
                                         to the Company and TU Electric
                                         Capital.
          12(a)                       -- Computation of Ratio of Earnings
                                         to Fixed Charges of the Company.
          12(b)                       -- Computation of Ratio of Earnings
                                         to Fixed Charges and Preferred
                                         Dividends of the Company.
          15                          -- Letter of Deloitte & Touche LLP
                                         regarding unaudited condensed
                                         interim financial information.
          23(a)                       -- Independent Auditors' Consent.
          23(b)                       -- Consents of Worsham, Forsythe &
                                         Wooldridge, L.L.P., Reid & Priest
                                         LLP and Richards, Layton & Finger
                                         are contained in Exhibits 5(a),
                                         5(b) and 5(c), respectively.
          24                          -- Power of Attorney (see page II-
                                         5).
          25(a)                       -- Statement on Form T-1 of The Bank
                                         of New York relating to Amended
                                         and Restated Trust Agreement for
                                         TU Electric Capital IV.
          25(b)                       -- Statement on Form T-1 of The Bank
                                         of New York relating to Amended
                                         and Restated Trust Agreement for
                                         TU Electric Capital V.
          25(c)                       -- Statement on Form T-1 of The Bank
                                         of New York relating to Inden-
                                         ture.
          25(d)                       -- Statement on Form T-1 of The Bank
                                         of New York relating to Guarantee
                                         Agreement relating to Preferred
                                         Securities of TU Electric Capital
                                         IV.
          25(e)                       -- Statement on Form T-1 of The Bank
                                         of New York relating to Guarantee
                                         Agreement relating to Preferred
                                         Securities of TU Electric Capital
                                         V.

          -----------------------
          *Incorporated herein by reference.

          ITEM 17. UNDERTAKINGS.

             A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)    To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

               EACH DIRECTOR, AND/OR OFFICER OF TEXAS UTILITIES ELECTRIC COMPANY WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND EACH OF THE REGISTRANTS HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAMES AND ON ITS BEHALF.

                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 15TH DAY OF JANUARY, 1997.

                                      TEXAS UTILITIES ELECTRIC COMPANY

                                      BY        /S/ ERLE NYE
                                         -----------------------------
                                        (ERLE NYE, CHAIRMAN OF THE BOARD
                                              AND CHIEF EXECUTIVE)


            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                       SIGNATURES              TITLE             DATE
                       ----------              -----             ----


                    /S/ ERLE NYE
           --------------------------------   PRINCIPAL      JANUARY 15, 1997
           (ERLE NYE, CHAIRMAN OF THE BOARD   EXECUTIVE
                AND CHIEF EXECUTIVE)          OFFICER AND
                                              DIRECTOR



               /S/ ROBERT S. SHAPARD
           --------------------------------   PRINCIPAL      JANUARY 15, 1997
             (ROBERT S. SHAPARD, TREASURER    FINANCIAL
                AND ASSISTANT SECRETARY)      OFFICER



                 /S/ MARC D. MOSELEY
           --------------------------------   PRINCIPAL      JANUARY 15, 1997
              (MARC D. MOSELEY, ACTING        ACCOUNTING
                   CONTROLLER)                OFFICER



                  /S/ T.L. BAKER
           --------------------------------   DIRECTOR       JANUARY 15, 1997
                   (T.L. BAKER)



                /S/ J.S. FARRINGTON
           --------------------------------   DIRECTOR       JANUARY 15, 1997
                   (J.S. FARRINGTON)



           --------------------------------   DIRECTOR       JANUARY   , 1997
                   (H. JARRELL GIBBS)


                /S/ MICHAEL J. MCNALLY
           --------------------------------   DIRECTOR       JANUARY 15, 1997
                  (MICHAEL J. MCNALLY)


                   /S/ W.M. TAYLOR
           --------------------------------   DIRECTOR       JANUARY 15, 1997
                   (W. M. TAYLOR)


           --------------------------------   DIRECTOR       JANUARY   , 1997
                     (E. L. WATSON)

                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 15TH DAY OF JANUARY, 1997.


                              TU ELECTRIC CAPITAL IV


                              BY: /S/ MICHAEL PERKINS
                                 --------------------------------------
                                 MICHAEL PERKINS, NOT IN HIS INDIVIDUAL
                                 CAPACITY BUT SOLELY AS TRUSTEE

                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 15TH DAY OF JANUARY, 1997.


                              TU ELECTRIC CAPITAL V


                              BY: /S/ MICHAEL PERKINS
                                 -----------------------------
                                 MICHAEL PERKINS, NOT IN HIS INDIVIDUAL
                                 CAPACITY BUT SOLELY AS TRUSTEE

                                    EXHIBIT INDEX


                     PREVIOUSLY FILED*
                  ------------------------

                    WITH
                    FILE        AS
          EXHIBIT   NUMBER    EXHIBIT
          -------   ------    -------

          1(a)                        -- Form of Underwriting Agreement.
          3(a)    0-11442     3(a)    -- Restated Articles of
                  Form 10-K                       Incorporation of the Company
                  1993
          3(b)    33-64694    4(c)    -- Bylaws of the Company, as
                                         amended.
          3(c)                        -- Trust Agreement of TU Electric
                                         Capital IV.
          3(d)                        -- Trust Agreement of TU Electric
                                         Capital V.
          4(a)                        -- Form of Amended and Restated
                                         Trust Agreement.
          4(b)    0-11442     4(f)    -- Indenture (For Unsecured
                                         Subordinated Debt Securities
                                         relating to Trust Securities),
                                         dated as of December 1, 1995
                                         between the Company and The Bank
                                         of New York as Trustee.
          4(c)                        -- Form of Officer's Certificate to
                                         be used in connection with the
                                         issuance of Preferred Securities
                                         of TU Electric Capital IV.
          4(d)                        -- Form of Officer's Certificate to
                                         be used in connection with the
                                         issuance of Preferred Securities
                                         of TU Electric Capital V.
          4(e)                        -- Form of Guarantee Agreement
                                         relating to Preferred Securities.
          4(f)                        -- Form of Agreement as to Expenses
                                         and Liabilities relating to
                                         Preferred Securities.
          4(g)                        -- Form of Preferred Securities.
          5(a)                        -- Opinion of Worsham, Forsythe &
                                         Wooldridge, L.L.P., General
                                         Counsel for the Company.
          5(b)
                and 8                 -- Opinion of Reid & Priest LLP, of
                                         counsel to the Company.
          5(c)                        -- Opinion of Richards, Layton &
                                         Finger, Special Delaware Counsel
                                         to the Company and TU Electric
                                         Capital.
          12(a)                       -- Computation of Ratio of Earnings
                                         to Fixed Charges of the Company.
          12(b)                       -- Computation of Ratio of Earnings
                                         to Fixed Charges and Preferred
                                         Dividends of the Company.
          15                          -- Letter of Deloitte & Touche LLP
                                         regarding unaudited condensed
                                         interim financial information.
          23(a)                       -- Independent Auditors' Consent.
          23(b)                       -- Consents of Worsham, Forsythe &
                                         Wooldridge, L.L.P., Reid & Priest
                                         LLP and Richards, Layton & Finger
                                         are contained in Exhibits 5(a),
                                         5(b) and 5(c), respectively.
          24                          -- Power of Attorney (see page II-
                                         5).
          25(a)                       -- Statement on Form T-1 of The Bank
                                         of New York relating to Amended
                                         and Restated Trust Agreement for
                                         TU Electric Capital IV.
          25(b)                       -- Statement on Form T-1 of The Bank
                                         of New York relating to Amended
                                         and Restated Trust Agreement for
                                         TU Electric Capital V.
          25(c)                       -- Statement on Form T-1 of The Bank
                                         of New York relating to Inden-
                                         ture.
          25(d)                       -- Statement on Form T-1 of The Bank
                                         of New York relating to Guarantee
                                         Agreement relating to Preferred
                                         Securities of TU Electric Capital
                                         IV.
          25(e)                       -- Statement on Form T-1 of The Bank
                                         of New York relating to Guarantee
                                         Agreement relating to Preferred
                                         Securities of TU Electric Capital
                                         V.

          -----------------------
          *Incorporated herein by reference.